LEASE AGREEMENT

between

ECI FOUR GOLD STREET LLC
as “Landlord”

and

TIVO INC.
as “Tenant”

Table of Contents

Section		Page

1	PREMISES	4
2	TERM; POSSESSION	4
3	RENT	5
4	SECURITY DEPOSSIT	12
5	USE AND COMPLIANCE WITH LAWS	13
6	TENANT IMPROVEMENTS & ALTERATIONS	17
7	MAINTENANCE AND REPAIRS	19
8	TENANT'S TAXES	23
9	UTILITIES AND SERVICES	23
10	EXCULPATION AND INDEMNIFICATION	25
11	INSURANCE	26
12	DAMAGE OR DESTRUCTION	28
13	CONDEMNATION	31
14	ASSIGNMENT AND SUBLETTING	32
15	DEFAULT AND REMEDIES	36
16	LATE CHARGE AND INTEREST	38
17	WAIVER	38
18	ENTRY, INSPECTION AND CLOSURE	39
19	SURRENDER AND HOLDING OVER	40
20	ENCUMBRANCES	41
21	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	42
22	NOTICES	43
23	ATTORNEYS' FEES	43
24	QUIET POSSESSION	44
25	SECURITY MEASURES	44
26	FORCE MAJEURE	44
27	RULES AND REGULATIONS	44
28	LANDLORD'S LIABILITY	45
29	CONSENTES AND APPROVALS	45
30	WAIVER OF RIGHT TO JURY TRIAL	46
31	BROKERS	46
32	[INTENTIONALLY OMITTED]	46
33	OFAC	46
34	ENTIRE AGREEMENT	47
35	MISCELLANEOUSS	47
36	AUTHORITY	47

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INDEX OF DEFINED TERMS

AAA	Exhibit B	Disbursement Conditions	Exhibit B
Abated Base Rent	5	DTSC Covenant	16
Abatement Notice	5	Early Existing Lease Expiration Date	Exhibit D
Additional Rent	9	Early Expiration Date	Exhibit D
Aesthetic Screening	Exhibit D	Earthquake Contribution Amount	6
Affiliate	36	Encumbrance	41
Alterations	17	Engineers	Exhibit B
Approved Space Plan	Exhibit B	Environmental Losses	14
Audit	11	Environmental Requirements	14
Award	31	EPA Agreement	16
Broker	46	Event of Default	37
Building 2100	Exhibit D	Excess Deductible Share	6
Building 2100 Premises	Exhibit D	Existing Lease	4
Building 2100 Premises Allowance	Exhibit D	Existing Lease Security Deposit	12
Building 2100 Premises Term	Exhibit D	Existing Rooftop Equipment	Exhibit D
Building 2100 Premises Termination Date	Exhibit D	Expansion Amendment	Exhibit D
Building 2160	1	Expansion Notice	Exhibit D
Building 2190	1	Expansion Option	Exhibit D
Building Rules	45	Expedited Procedures	Exhibit B
Building Signage	Exhibit D	Expiration Date	4
Building Systems	14	Extension Option	Exhibit D
Buildings	1	Extension Period	Exhibit D
CGL	Exhibit B	FAA	Exhibit D
Changes	Exhibit B	Fair Market Base Rental	Exhibit D
Closing Date	36	FCC	Exhibit D
Commencement Date	4	Fees	44
Common Areas	4	Final Construction Documents	Exhibit B
Communication Equipment	Exhibit D	GAAP	7
Communication Services	Exhibit D	Generator	Exhibit D
Condemnation	31	Generator Area	Exhibit D
Condemnor	31	Handled by Tenant	14
Construction Documents	Exhibit B	Handling by Tenant	14
Contractor	Exhibit B	Hazardous Materials	14
Contractor's Application for Payment	Exhibit B	HVAC System	13
Control	36	Improvement Allowance	Exhibit B
Controls	23	Interest Rate	39
Converted Improvement Allowance Amount	Exhibit B	Interior Common Areas	Exhibit C
Cosmetic Changes	17	Land	4
Date of Condemnation	31	Landlord	4
Design-Build Drawings	Exhibit B	Landlord Delay	Exhibit B
Design-Build Specifications	Exhibit B	Landlord Delay	Exhibit B
		Landlord Entities	Exhibit B
		Landlord Parties	16
		Landlord’s Completion Estimate	29

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Late Charge	38	Representatives	14
Laws	6	Required Action	Exhibit D
LC Reduction Conditions	Exhibit D	Review Notice	11
Lease	4	Roof Space	Exhibit D
Letter of Credit	Exhibit D	Second Notice	Exhibit D
License Agreement	Exhibit D	Secured Area	40
Loan	Exhibit E	Security Deposit	12
LOC Expiration Date	Exhibit D	Security Deposit Laws	Exhibit D
Monument Signs	Exhibit D	Security Instrument	Exhibit E
Mortgagee	42	Service Contract	20
New Lease Notice	41	Service Failure	24
Note	Exhibit E	Signage Conditions	Exhibit D
Notice Date	Exhibit D	Space Plan	Exhibit B
OFAC	47	Space Planner	Exhibit B
Operating Costs	6	Structural Elements	21
Operating Expenses	8	Swing Space Termination Notice	Exhibit D
Original Existing Lease	4	Tank	Exhibit D
Parking Facility	4	Taxes	9
Permits	Exhibit B	Telecommunications Provider	25
Permitted Hazardous Materials	15	Tenant	4
Permitted Transfer	36	Tenant Improvements	17
Permitted Transferee	36	Tenant’s Extension Notice	Exhibit D
Permitted Use	13	Tenant’s Review	11
Plans and Specifications	Exhibit D	Tenant’s Share	9
Premises	4	Tenant’s Taxes	23
Premises Utilities	24	Term	4
Project	4	Termination Fee	Exhibit D
Property Manager	27	Termination Notice	Exhibit D
Proposed Transferee	33	Termination Option	Exhibit D
Reconstruction Delays	31	Trade Fixtures	19
Reimbursable Costs	Exhibit D	Transaction	36
Removal Conditions	18	Transfer	33
Rent	12	Transfer Consideration	34
Rent Abatement Period(s)	5	Transfer Costs	34
Rental Tax	23	Transferee	33
Repair/Service Notice	Exhibit D	Visitors	14

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BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is August 12, 2016.

Landlord:	ECI FOUR GOLD STREET LLC, a California limited liability company

Tenant:	TIVO INC., a Delaware corporation

Project:	Gold Street Technology Park

Premises:
Rentable Area: Approximately 127,124 rentable square feet

The Premises is comprised of (i) approximately 62,950 rentable square feet located at 2160 Gold Street, San Jose, CA 95002 (“Building 2160”); and (ii) approximately 64,174 rentable square feet located at 2190 Gold Street, San Jose, CA 95002 (“Building 2190” and, collectively with Building 2160, the “Buildings”). The term “Building” may be used in the Lease to apply to Building 2160 and/or Building 2190, as indicated by the context in which such term is used.

Rentable Area of Project:	Approximately 302,600 rentable square feet

Rentable Area of the Buildings:	Building 2160 – approximately 62,950 rentable square feet Building 2190 – approximately 64,174 rentable square feet

Term:	One hundred twenty-five (125) full calendar months

Commencement Date:	September 1, 2016
Expiration Date:	January 31, 2027
Base Rent:
9/1/2016 – 1/31/2017: $177,973.60 per month
2/1/2017 – 1/31/2018: $247,891.80 per month*
2/1/2018 – 1/31/2019: $255,328.55 per month
2/1/2019 – 1/31/2020: $262,988.41 per month
2/1/2020 – 1/31/2021: $270,878.06 per month
2/1/2021 – 1/31/2022: $279,004.40 per month
2/1/2022 – 1/31/2023: $287,374.54 per month
2/1/2023 – 1/31/2024: $295,995.77 per month
2/1/2024 – 1/31/2025: $304,875.65 per month
2/1/2025 – 1/31/2026: $314,021.92 per month
2/1/2026 – 1/31/2027: $323,442.57 per month

*Base Rent is subject to abatement pursuant to Section 3.1

Maintenance, Operating Costs and Taxes:
This is a “triple net lease” where Tenant is responsible (a) for maintenance and for payment of certain expenses directly to providers, and (b) to reimburse Landlord for Tenant’s Share of “Operating Costs” and “Taxes”, all in accordance with the applicable provisions of the Lease.

Tenant’s Share:	100% of Building 2160 100% of Building 2190 42.01% of the Project

Security Deposit:
$247,680.00 in cash, plus, if applicable pursuant to Sections 14.9 and 47 of this Lease, a Letter of Credit in an amount equal to $1,252,320.00 (in which event the total Security Deposit held by Landlord hereunder shall equal $1,500,000.00).

Landlord’s Address for Payment of Rent:	ECI Four Gold Street LLC P.O. Box 396098 San Francisco, CA 94139-6098

Landlord’s Address for Notices:
ECI FOUR GOLD STREET LLC
c/o Embarcadero Capital Partners
1301 Shoreway Road, Suite 250
Belmont, CA 94002
Attention: John Hamilton

with a copy to:

Mr. Gregory B. Shean
Farella Braun + Martel LLP
The Russ Building, 30th Floor
235 Montgomery Street
San Francisco, CA 94104

Tenant’s Address for Notices:	TiVo Inc. 2160 Gold Street San Jose, CA 95002 Attention: Pavel Kovar

Broker:	Jones Lang LaSalle, representing Tenant

Guarantor:	As of the date of this Lease, there is no guarantor

Property Manager:	Embarcadero Realty Services LP

Additional Provisions:
37. Existing Lease Termination
38. Parking
39. Extension Options
40. Termination Option
41. Building 2100 Premises
42. Roof Space for Dish/Antenna
43. Monument Signage
44. Building Signage
45. Generator
46. Right Of First Offer On 2100 Building Premises
47. Letter of Credit

Exhibits:
Exhibit A:        The Premises
Exhibit B:        Construction Rider
Exhibit C:        Building Rules
Exhibit D:        Additional Provisions
Exhibit E:        Form of Non-disturbance, Subordination and Attornment Agreement
Exhibit F:        Form of Landlord Consent to Assignment and Assumption of Lease
Exhibit F-1:        Form of Landlord Consent to Sublease
Exhibit G-1:        Tenant’s Confidentiality Requirements
Exhibit G-2:        Form of Confidentiality Agreement
Exhibit H:        Permitted Hazardous Materials
Exhibit I:        Building 2100 Premises
Exhibit J:        Form of Letter of Credit
Exhibit K:        Existing Rooftop Equipment

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

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THIS LEASE (the “Lease”) is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:
1.PREMISES.
1.1    Leasing of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the “Premises”), in the Buildings located at the addresses specified in the Basic Lease Information, in the Project as described in the Basic Lease Information (the “Project”). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises, each Building and the Project for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information. Subject to Tenant’s rights pursuant to Section 42 and Section 44 of this Lease, Landlord reserves the right to use the roof and exterior walls of the Buildings without payment to Tenant, for any purpose (other than the display of signage for other tenants of the Project or third parties) which does not materially interfere with Tenant’s use or occupancy of the Premises. Pursuant to Civil Code section 1938, Landlord states that, as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code section 55.53.
1.2    The Land and Common Areas. The land (the “Land”) includes the parcel(s) of land on which the Project is situated. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, subject to this Lease, those portions of the Project, including the parking facilities serving the Project (the “Parking Facility”), which are provided, from time-to-time, for use in common by Landlord, Tenant and any other tenants in the Project (such areas are referred to herein as the “Common Areas”). Landlord shall at all times operate the Common Areas in a manner no less than the quality Landlord has maintained the Common Areas under the Existing Lease (as defined in Section 2.2 below) and, in any event, in a manner consistent with the common areas in other similar buildings located in the same geographic region as the Building and owned by similarly situated owners and in compliance with all applicable Laws. The manner in which the Common Areas are maintained and operated shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time.
2.TERM; POSSESSION.
2.1    Term. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”).
2.2    Possession. Tenant currently is in possession of the Premises pursuant to the terms of that certain Lease dated October 6, 1999 (the “Original Existing Lease”, and as amended, the “Existing Lease”) between Landlord (as successor in interest to Bixby Technology Center, LLC, a Delaware limited liability company, as successor in interest to WIX/NSJ Real Estate Limited Partnership, a Delaware limited partnership) and Tenant, which Existing Lease is scheduled to expire, by its terms, as of January 31, 2017; provided, however, that the Existing Lease shall terminate prior to such date, subject to the terms and conditions of Section 37. Accordingly, as of the date hereof, Tenant hereby accepts the demised Premises in its current “as-is” condition and configuration pursuant to this Lease. Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or either Building. Landlord hereby agrees that Tenant shall not have any removal or restoration requirements with respect to alterations, additions and improvements made by or on behalf of Tenant pursuant to the Existing Lease (including with respect to any alterations or other leasehold improvements except with respect to existing voice and data wiring and cabling which Tenant shall be obligated to remove (and perform any related restoration) existing in the Premises as of the date of this Lease).
3.RENT.
3.1    Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first (1st) day of each and every calendar month during the Term. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.
Notwithstanding anything in this Lease to the contrary, so long as an Event of Default is not then occurring, Tenant shall be entitled to deliver written notice to Landlord (an “Abatement Notice”) requesting an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $247,891.80 per month for up to six (6) full calendar months. The maximum total amount of Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $1,487,350.80 (the “Abated Base Rent”). Tenant’s Abatement Notice shall expressly identify the period(s) during which Tenant elects to receive the Abated Base Rent (such period(s), the “Rent Abatement Period(s)”), which Rent Abatement Period(s) shall in no event commence earlier than thirty (30) days after the date of Tenant’s Abatement Notice. Tenant’s Abatement Notice shall be deemed ineffective if the same does not specify the Abatement Period(s). Notwithstanding anything to the contrary contained in this Section 3.1, any unused Abated Base Rent remaining after December 31, 2017 shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. If Tenant defaults under this Lease beyond applicable notice and cure periods at any time during any Rent Abatement Period(s) and fails to cure such default within any applicable cure period under the Lease, then Tenant’s right to receive the Abated Base Rent shall toll (and Tenant shall be required to pay Base Rent during such period of any Tenant default) until Tenant has cured, to Landlord’s reasonable satisfaction, such default and at such time Tenant shall be entitled to receive any unapplied Abated Base Rent until fully applied. Only Base Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Share of Operating Costs and Taxes and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.
If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which might not be the first (1st) day of a calendar month).
3.2    Additional Rent: Operating Costs and Taxes.

(a)    Definitions.
(1)    “Operating Costs” means all costs of managing, operating, maintaining and repairing the Building, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Building (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property, liability, rental income and other insurance (including coverage for earthquake and flood if carried by Landlord) relating to the Building, and expenditures for commercially reasonable deductible amounts under such insurance, provided that, if applicable, the payment of Tenant’s Share of any earthquake deductible which is included in Operating Costs shall not exceed $500,000.00 (the “Earthquake Contribution Amount”) for any single earthquake event (which for this purpose, means the initial earthquake and aftershocks that relate to such initial earthquake if the same are generally considered by the insurance industry to be one single event) during the initial Term (provided, however, that Tenant shall pay as part of Operating Costs an initial $100,000.00 and the remaining amount (that is the amount in excess of $100,000.00 up to the Earthquake Contribution Amount (the “Excess Deductible Share”)) shall be amortized over a period of five (5) years commencing the year following Tenant’s initial $100,000.00 payment, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time). Tenant shall only pay the initial $100,000.00 in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share in equal monthly installments during the remainder of the Term (including any extension thereof) following the year in which the initial payment was made; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”) first enacted, interpreted or enforced against the Building on or after the Lease Date; (G) amortization of the cost of “Non-Structural Components” (as defined below) and amortization of the cost of capital improvements which are required to comply with Laws first enacted, interpreted or enforced against the Building on or after the Lease Date, or which are reasonably intended to reduce Operating Costs, or which are required to comply with present or future governmentally-mandated conservation programs, or, with respect to any multi-tenant building, which are made by Landlord (and which are not Landlord’s obligation with respect to any entire Building which is leased by Tenant) to improve the utility, efficiency or capacity of any Building System, or for the safety, comfort and convenience of the tenants of such multi-tenant building, with interest on the unamortized balance at the rate reasonably paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over the useful life of such item in accordance with generally accepted real estate management and accounting principles, consistently applied (“GAAP”), as reasonably determined by Landlord; and (H) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices (to the extent consistent with comparable buildings in the same geographic region as the Building) would be considered an expense of managing, operating, maintaining and repairing the Building.

Operating Costs shall also include (but without duplication) those costs, expenditures, fees and charges of the same type and nature as items (A) through (H) in the foregoing paragraph that are incurred at the Project level to the extent the same are equitably allocated to the Building, including by way of example, (I) accounting, legal and other professional fees incurred in connection with the operation of the Project; (J) property management fees (provided that such management fees for the Project shall not exceed in the aggregate three percent (3%) of the total Base Rent payable by Tenant under the Lease); (K) a reasonable allowance for depreciation of machinery and equipment used to operate and maintain the Project (to the extent the original cost of such machinery and equipment is not included in Operating Costs); (L) the costs to contest the validity or applicability of any Laws that may affect the Project; and (M) any shared Project costs or Common Area maintenance costs and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas, and non-building specific costs). With respect to any Building of which Tenant is not the sole tenant (e.g., the building in which the Building 2100 Premises is located), Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.
Landlord agrees to act in a commercially reasonable manner in incurring Operating Costs, taking into consideration the class and the quality of the Building.
Notwithstanding anything to the contrary contained herein, in the event Tenant has received any free or abated rent during the Term of this Lease, or other such concession, the amount of such free or abated rent or any other such concession shall be included in the calculation to determine the amount of any property management fee or other such fee included in Operating Costs.
Operating Costs shall not include (i) capital improvements (except as specifically enumerated above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a separate reimbursement is received; (iii) ground rent, and interest and principal payments on loans or indebtedness secured by the Building or Project; (iv) any “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or vacant leaseable space in the Project; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants other than through payment of tenants’ shares of Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Project or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated above; (viii) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials (defined below) in or about the Project, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Project (e.g., the cleanup of a normal and customary oil leak from a vehicle that parked in the Parking Facility); (ix) sums (other than property management fees, it being agreed that the property management fees included in Operating Costs are as described in, and subject to, Section 3.2(a)(1)(J) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Project, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; (x) any expenses for which Landlord has received actual reimbursement (other than through Operating Costs) including by insurance carried by, or if Landlord failed to carry insurance required of Landlord hereunder, by insurance that is required to be carried by Landlord or condemnation proceeds; and Landlord shall use commercially reasonable efforts to pursue claims under insurance policies, existing warranties and/or guaranties or against other third parties, as applicable, to pay such costs; (xi) costs in connection with leasing space in the Project, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents; (xii) interest (except as provided above for the amortization of capital improvements); (xiii) fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Laws; (xiv) any fines, penalties or interest resulting from the active negligence or willful misconduct of Landlord; (xv) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources; (xvi) reserves of any kind; (xvii) costs incurred in connection with the operation of the business of the entity constituting “Landlord” (as distinguished from the costs of operating the Project, including accounting and legal matters, costs of defending any lawsuits with any Mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses; (xviii) Landlord’s charitable and political contributions; (xix) advertising and promotional expenditures; (xx) costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building; (xxi) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) of employees above the grade of general manager (or of equal level); (xxii) the cost of any “tenant relations” parties, events or similar promotions; (xxiii) costs, fines or penalties incurred due to Landlord’s violation of any Law; (xxiv) the costs of signs in or on the Building or Project identifying the owner of the Building or Project; (xxv) the cost of capital repairs or maintenance except as expressly provided in this Lease; (xxvi) the cost of restoring the Project or any portion thereof following a Casualty (provided the foregoing shall not apply to insurance deductibles or restrict any direct Tenant liability as set forth in this Lease); and (xxvii) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices (to the extent consistent with comparable buildings in the same geographic region as the Building) would not be considered an expense of managing, operating, maintaining and repairing the Building. Operating Costs shall be determined by Landlord in accordance with GAAP. Tenant acknowledges and agrees that any “Operating Expenses” that are payable by Tenant on an amortized basis under the Existing Lease shall continue to be included in Operating Costs hereunder and shall be payable by Tenant to Landlord in the same manner as set forth in the Existing Lease.
Because the Project contains more than one building, Operating Costs shall, for purposes of calculating Tenant’s payments pursuant to Section 3.2 below, mean (a) all Operating Costs equitably allocable to the particular Building (e.g., repairs to the roof of the Building), plus (b) a proportionate share of all Operating Costs that relate to multiple buildings or to the Project generally (e.g., landscaping) (such proportionate share to be based on the rentable area of the Premises, or particular portion thereof, as a percentage of the rentable area of all of the buildings in the Project to which such Operating Costs relate).

(2)     “Taxes” means that portion of the following taxes on the Project which are allocable to the Building in Landlord’s reasonable judgment: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 - Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes. Taxes shall also not include Landlord’s gross receipts taxes, personal and corporate taxes, inheritance and estate taxes, franchise, excess profits taxes or any charges or penalties or interest accrued through Landlord's nonpayment or late payment of taxes or assessments. All tax payments shall be paid by Landlord in the maximum number of installments permitted by Law and shall not be included as Taxes except in the year in which such installment is actually paid.
(3)    “Tenant’s Share” means (i) with respect to a Building, the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information; and (ii) with respect to the Project, the Rentable Area of the Premises divided by the total Rentable Area of the Project, as set forth in the Basic Lease Information. If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.
(b)    Additional Rent.
(1)    Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount of Operating Costs, and (y) the amount of Taxes.
(2)    Prior to the Commencement Date and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year (or first partial year following the Commencement Date). Commencing on the Commencement Date, and in subsequent calendar years, on the first (1st) day of January of each calendar year and continuing on the first (1st) day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Additional Rent, as reasonably estimated by Landlord for such full calendar year. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant (which notice may be given no more than twice in any calendar year), revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).
(3)    As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating

Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within the one hundred twenty (120) day period described in Section 3.2(c) below, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement. However, if Landlord fails to furnish Landlord’s statement to Tenant for a given calendar year within twenty-four (24) months after the expiration of the calendar year to which such statement applies and such failure continues for an additional thirty (30) days after Landlord’s receipt of a written request from Tenant that such statement is furnished, Landlord shall be deemed to have waived any rights to recover any underpayment of Operating Costs from Tenant (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Operating Costs), and Tenant shall be deemed to have waived any credit regarding overpayment of Operating Costs by Tenant; provided that such twenty-four (24) month time limit shall not apply to Taxes. Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver Landlord’s statement in any manner limit or otherwise prejudice Landlord’s right to modify such statement after such time period if new, additional or different information relating to such statement of actual costs is discovered or otherwise determined.
(4)    If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year (including as a result of any Tax reduction or relief pursuant to Section 3.2(d)), Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a three hundred and sixty (360)-day year by computing Tenant’s Share of the Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.
If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption.

(c)    Tenant’s Review and Audit Right. Within one hundred twenty (120) days after Tenant receives Landlord’s statement of Operating Costs for a calendar year (which statement shall show Landlord’s determination of Operating Costs with reasonable specificity), if Tenant in good faith questions or contests the accuracy of Landlord’s statement of Operating Costs for such calendar year, then Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Costs for that calendar year to which the statement applies (“Tenant’s Review”), subject to the following terms and conditions: (a) Tenant shall not be entitled to conduct Tenant’s Review at any time that an Event of Default is continuing; (b) Tenant’s Review shall be done during normal business hours, at the local office of the property manager for the Building in the San Francisco Bay Area, and (c) Tenant shall not conduct Tenant’s Review more than one (1) time for any calendar year. Failure of Tenant to give Landlord a Review Notice within the above one hundred twenty (120)-day period shall render the statement of Operating Costs conclusive and binding on Tenant for all purposes. Tenant’s Review shall be conducted only by an employee of Tenant or a certified public accounting firm of regional or national standing employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis. Tenant acknowledges that Tenant’s right to conduct Tenant’s Review for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Operating Costs and Landlord’s determination thereof. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct Tenant’s Review. Tenant shall not remove such records from the location where the same have been made available, but Tenant shall have the right to make copies of the same at Tenant’s expense. Tenant shall have thirty (30) days after Landlord shall have provided copies of or access to all relevant documents and data to complete Tenant’s Review. Tenant shall deliver to Landlord a copy of the results of Tenant’s Review within fifteen (15) days after completing Tenant’s Review. If, after conducting Tenant’s Review, Tenant disputes the amount of Operating Costs charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records (the “Audit”). The Audit shall be conducted by an independent certified public accountant selected by Landlord who has not been employed by Landlord or an affiliate of Landlord in the previous five (5) years, who is reasonably acceptable to Tenant, and who is with a certified public accounting firm of regional or national standing licensed to do business in the State of California. Tenant shall be solely responsible for all costs, expenses and fees incurred for the Audit, provided, however, if the Audit shows that Landlord overstated Operating Costs for the subject year by more than five percent (5%), then Landlord shall pay all reasonable costs, expenses and fees incurred by Tenant for the Audit (including Tenant’s reasonable and documented out-of-pocket costs incurred in connection therewith); provided, however, that in no event shall Landlord be obligated to reimburse Tenant for costs in excess of $7,500.00. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Costs unless Tenant has paid and continues to pay all Rent when due. Within thirty (30) days after final determination, the party that owes the other party an amount to bring the amounts actually paid into agreement with the amounts that should have been paid, shall pay such amounts to the other party. The provisions of this Subsection (c) shall survive the expiration of this Lease.
(d)    Tax Contests. During the Term, if Landlord, in its good faith business judgment, deems the Taxes levied against the Project for any tax fiscal year to be excessive or, if Tenant requests in writing that Landlord contest Taxes and Landlord elects to do so, Landlord shall exercise commercially reasonable efforts to seek Proposition 8 and other available property tax relief for any fiscal year during the Term with respect to the Project as a whole only (the cost and expense therefor shall be included in Operating Costs) and any such relief shall be allocated among all tenants of the Project pursuant to their respective allocable shares. If Landlord elects not to contest Taxes as provided in the immediately preceding sentence, but Tenant desires to have Landlord conduct such appeal for the Project, and notifies Landlord of the same, Landlord shall seek Proposition 8 and other available property tax relief for any fiscal year during the Term with respect to the Project as a whole only and Tenant shall be liable for all of the reasonable and actual out-of-pocket costs and expenses incurred by Landlord in conducting such appeal. In such event, to the extent any Taxes are refunded, such proceeds shall first be allocated to reimburse Tenant for the costs and expenses paid by Tenant pursuant to the immediately preceding sentence, and the remaining proceeds shall be allocated among all tenants of the Project pursuant to their respective allocable shares.
3.3    Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. Unless otherwise provided herein, all sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after Landlord invoices Tenant therefor or otherwise makes demand of the amounts due. Except as otherwise expressly provided in this Lease, all rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.
4.SECURITY DEPOSIT. Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord is currently holding the sum of $247,680.00 (the “Existing Lease Security Deposit”) as a security deposit pursuant to the terms of the Existing Lease. Landlord shall transfer the unapplied balance of the Existing Lease Security Deposit (which Existing Lease Security Deposit shall be subject to the terms and conditions of the Existing Lease until the termination thereof) to the Security Deposit required under this Lease. If the unapplied Existing Lease Security Deposit is less than the Security Deposit due under this Lease, Tenant shall deposit with Landlord, upon demand, a sum sufficient to cure such deficiency so that the total Security Deposit deposited or transferred to Landlord hereunder is not less than $247,680.00. In addition to the cash Security Deposit, if applicable pursuant to the terms of Section 14.9 and Article 47 of this Lease, Tenant shall tender a Letter of Credit in in an amount equal to $1,252,320.00 subject to the terms and conditions of Article 47 of this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. Pursuant to applicable Laws, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above within thirty (30) days after the later of the date on which (i) Tenant surrenders the Premises to Landlord in accordance with the terms and conditions of this Lease; and (ii) Tenant cures any outstanding breach or default by Tenant of this Lease. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant waives the provisions of

Section 1950.7 of the California Civil Code (provided that Tenant’s waiver shall not include a waiver of the provisions of Section 1950.7(b) regarding the priority of Tenant’s claim to the Security Deposit), and all other provisions of Law now in force or that become in force after the date of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim and use those sums necessary to compensate Landlord for any foreseeable or unforeseeable loss or damage caused by the act or omission by Tenant, including, without limitation, any post default damages and such remedies to which Landlord is entitled under the provisions of Section 15.2 of this Lease.
5.USE AND COMPLIANCE WITH LAWS.
5.1    Use. The Premises shall be used and occupied for administration, research and development, shipping and receiving and general business office purposes and for no other use or purpose (“Permitted Use”). Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any Alterations as required to comply with all such Laws to the extent that such Laws are triggered by (a) Tenant’s particular use of the Premises (other than general office use in the Premises) or (b) any Alterations and Tenant Improvements (subject to the terms and conditions of Exhibit B)), and shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Project or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning system(s) (“HVAC System”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the connected load rated capacity of the circuit. Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Building or the risers or wiring installation of the Building. Other than in connection with Tenant’s construction of the initial Tenant Improvements in the Premises, Tenant, at Landlord’s sole cost and expense, agrees to reasonably cooperate with Landlord with respect to any voluntary “green” or sustainable programs with respect to the Premises (it being agreed that Tenant shall not be responsible to make any Alterations to the Premises or to replace any equipment or property of Tenant in connection therewith unless Landlord agrees to pay for all costs and expenses in connection therewith).
5.2    Hazardous Materials.

(a)    Definitions.
(1)    “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.
(2)    “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.
(3)    “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.
(4)    “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Project.
(b)    Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (and such other Hazardous Materials described in Exhibit H) (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Project and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Project all Hazardous Materials Handled by Tenant at the Premises or the Project. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.
(c)    Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by

Tenant of Hazardous Materials at or about the Premises or Project, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Project or Landlord’s use, operation, leasing and sale of the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Project. If any lien attaches to the Premises or the Project in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after notice of the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any reasonable sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.
(d)    Landlord’s Rights. Subject to the provisions of Section 18 below, Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time and, except in the case of the emergency (where no notice shall be required), upon not less than twenty-four (24) hours written notice (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If the reports of such consultants show that Tenant was in violation of Tenant’s obligations under this Section 5.2, then Tenant shall pay to Landlord on demand the reasonable costs of Landlord’s consultants’ fees and all reasonable out-of-pocket costs incurred by Landlord in performing Tenant’s obligations under this Section.
(e)    Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time (including, without limitation, any time during the term of the Existing Lease) and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Project or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises or with those obligations applicable to Tenant as set forth in Paragraphs 5.2(g) and (h) below.
(f)    EPA Agreement Disclosure. Tenant is aware that the Project is subject to an Agreement and Covenant not to Sue (Docket No. 97-15) entered into by Landlord’s predecessor-in-interest and the U.S. Environmental Protection Agency (the “EPA Agreement”), and may now or in the future be subject to other documents that are promulgated pursuant to the EPA Agreement.  Tenant acknowledges that this Lease and Tenant’s rights and occupancy pursuant to this Lease all are subject to the terms and conditions of the EPA Agreement and

Tenant shall comply with the EPA Agreement, to the extent applicable to Tenant, including without limitation, the requirement in Paragraph 12 of the EPA Agreement to provide access to the U.S. Environmental Protection Agency, and any other governmental agency, and their respective agents.
(g)    DTSC Covenant Disclosure. Tenant is aware that the Project is subject to a Covenant and Agreement for Environmental Restriction, recorded as of October 21, 2004, for the benefit of and enforceable by the California Department of Toxic Substances Control and for the benefit of the U.S. Environmental Protection Agency (the “DTSC Covenant”), and may now or in the future be subject to other documents that are promulgated pursuant to the DTSC Covenant. Tenant acknowledges that this Lease and Tenant’s rights and occupancy pursuant to this Lease all are subject to the terms and conditions of the DTSC Covenant, and Tenant shall comply with the DTSC Covenant, to the extent applicable to Tenant, including without limitation, the restrictions set forth in Paragraphs 4.01 through 4.05 of the DTSC Covenant.
(h)    Health and Safety Code 25359.7 Disclosure. Landlord is providing the following statutorily-required notice to commercial tenants, pursuant to California Health and Safety Code Section 25359.7. As documented in the DTSC Covenant and EPA Agreement, Landlord knows or has reasonable cause to believe that a historical release of hazardous substances, including but not limited to asbestos, has come to be located on or beneath the Land.
(i)    Tenant’s Additional Environmental Responsibilities. In addition to Tenant’s obligations as set forth in Paragraphs 5.2(b) through (h) above, Tenant agrees that it shall not conduct any of the following activities without receiving Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion: (1) any excavation or subsurface work on the Premises; (2) any puncturing or penetration of the building slab or underlying moisture/vapor barrier; and (3) any interference with, or obstruction, damaging, dismantling, destroying, or removal of, any environmental remedial or monitoring equipment installed on or in the Premises, including without limitation, any methane monitoring equipment.
6.TENANT IMPROVEMENTS & ALTERATIONS.
6.1    Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises or the Buildings, including installation of any security system or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant shall not require Landlord’s consent to for minor, non-structural Alterations that (a) do not affect any of the Building Systems, (b) are not visible from the exterior of the Premises, (c) do not affect the water tight character of the Building or its roof, (d) do not require a building permit, (e) do not move any interior walls or otherwise change the layout of the Premises, (f) are of a cosmetic nature, such as painting, wallpapering, hanging pictures and installing carpeting, and (g) cost in the aggregate less than $250,000.00 (excluding Building standard paint and carpet) during any calendar year (“Cosmetic Changes”), so long as Tenant gives Landlord notice of the proposed Cosmetic Change at least ten (10) days prior to commencing the Cosmetic Change and complies with all of the following provisions. All Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (1) with due diligence, in a good and workmanlike manner, using new materials; (2) in compliance with plans and specifications approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); (3) in compliance with the reasonable construction rules and regulations promulgated by Landlord for the Project from time to time; (4) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (5) subject to all industry standard reasonable and non-discriminatory conditions which Landlord may in Landlord’s reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) with respect to Alterations costing $500,000.00 or more, provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals), or other evidence reasonably satisfactory to Landlord that Tenant has the financial resources to complete the Alterations; provided that, so long as there is no material and adverse change to Tenant’s financial condition as of the date of this Lease (as reasonably determined by Landlord), Landlord shall not require any of the foregoing in connection with any Alterations performed by or on behalf of Tenant; (ii) use contractors or subcontractors reasonably approved by Landlord; and (iii) subject to the provisions of Section 2.2 and the following provisions of this Section 6.1, remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. The term “Alterations” also includes any and all alterations, improvements, or additions made to the Premises by or on behalf of Tenant prior to the Commencement Date of this Lease or pursuant to the terms of the Existing Lease. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Section 19.1 hereof, Tenant shall, subject to the provisions of Section 2.2 and the following provisions of this Section 6.1, be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within ten (10) business days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alteration at the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, it is agreed that, other than data and telecommunications wiring and cabling, Tenant shall have no obligation to remove from the Premises any office improvements standard in office/R&D buildings substantially similar to, and in the vicinity of, the Buildings in the Project as of the date of this Lease, such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and carpeting (the “Removal Conditions”). If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of the Tenant Improvements or any Alterations, such work shall be performed at Tenant’s expense by contractors reasonably approved by Landlord. Landlord’s right to reasonably review and approve (or reasonably withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.
Notwithstanding the foregoing, but subject to the terms of this Section 6.1, Tenant shall not be required to remove any portion of the Tenant Improvements to the extent the same are expressly shown in the Space Plan (attached as Schedule 4 to Exhibit B), other than wiring and cabling, which shall be removed by Tenant on or before the expiration or earlier termination of the Lease; provided, however, that Landlord shall have the right, in its sole discretion (but subject to the Removal Conditions), to revise the determination of Tenant’s removal and restoration obligations with respect to any portion of the Tenant Improvements not expressly shown or not shown to completion on the Space Plan or otherwise modified or more fully depicted on the Final Construction Documents.
Notwithstanding the provisions of Section 5.2(i) above, Landlord shall not withhold its consent to Tenant’s proposed installation of a reasonable number of electric vehicle charging stations in the Parking Facility, provided, however, the installation of such electric vehicle charging stations shall be subject to all of the other provisions of this Section 6.
6.2    Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors for material trades proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any reasonable, out-of-pocket expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days prior written notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.
6.3    In connection with all Alterations (other than the Tenant Improvements and any Cosmetic Alterations), Landlord shall be entitled to a construction coordination fee equal to two percent (2%) of the first four hundred thousand dollars ($400,000) of construction costs, and one percent (1%) of any additional construction costs.

6.4    Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after Tenant’s notice thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest).
6.5    Subject to the provisions of Section 5 - Use and Compliance with Laws and the other provisions of this Section 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.
7.MAINTENANCE AND REPAIRS.
7.1    Maintenance and Repairs for Full Building Portions of the Premises. The terms and conditions of this Section 7.1 shall apply to all portions of the Premises comprising an entire building within the Project:
(a)    Tenant agrees that the Premises are in a good and tenantable condition. Except for those portions of the Building to be maintained by Landlord pursuant to Section 7.1(b) below, during the Term, Tenant, at Tenant’s expense but under the direction of Landlord, shall maintain and repair all parts of the Premises, including, without limitation, the HVAC Systems serving the Premises, the electrical and plumbing systems within the Premises (including such portion of such systems outside of the Premises, but exclusively serving the Premises, and assuring the free flow of Tenant's sanitary sewer line to the main line serving the Premises), including the lighting and plumbing fixtures, the restrooms serving the Premises, interior stairways (if any) in the Premises, the interior and exterior glass, plate glass skylights, interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in good condition, and keep the Premises in a clean, safe and orderly condition. In addition to the above-listed items, Tenant, at Tenant’s sole cost and expense, shall procure and maintain a service contract (the “Service Contract”) for preventive maintenance and regular inspection of the HVAC Systems serving the Premises on a quarterly basis, including filter changes with a service and maintenance contracting firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of the HVAC Systems serving the Premises. Said contractor shall furnish a complete report of any defective conditions found to be existing with respect to such HVAC Systems, together with any recommendations for maintenance, repair and/or replacement thereof. Said report shall be furnished to Tenant with a copy to Landlord. In addition, and except with respect to material capital repairs (as defined below) which material capital repairs shall be included in Operating Costs, Tenant shall be responsible for the cost of repairs to the HVAC Systems serving the Premises which are not covered by the Service Contract. For purposes of this Lease, “material capital repairs” is a single capital repair item costing more than ten thousand dollars ($10,000.00) (provided that Tenant shall be liable for the cost of the same to the extent required due to Tenant’s misuse or Tenant’s failure to properly maintain the subject replaced item). Notwithstanding the provisions of this Section 7.1(a) or Section 7.2(a) below to the contrary, if, during the initial Term of this Lease, any replacement or material capital repair is required to be performed by Tenant to the HVAC Systems or other Building Systems pursuant to this Section 7.1, and such repair or replacement is of a capital nature (and with respect to a capital repair, qualifies as a material capital repair), as reasonably determined by Landlord using GAAP, then, so long as (i) Tenant has maintained the Service Contracts in accordance with this Section 7.1(a), (ii) Tenant has properly and in good faith consistently maintained and repaired such Building Systems in accordance with this Section 7.1(a) or Section 7.2(a) below, as the case may be, and (iii) the need for any such replacement or material capital repair does not arise from acts (other than normal and appropriate use in accordance with the Permitted Use) or omissions, abuse or misuse by Tenant or any of Tenant’s Representatives or Visitors, then Landlord shall perform such material capital repair at its cost and Tenant shall reimburse Landlord for such cost and expense by payments of monthly Additional Rent in an amount that would fully amortize such cost and expense, with interest at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, as of the date such expense is incurred, over the projected useful life of the HVAC Systems being replaced, as reasonably determined by Landlord. Such Additional Rent obligation shall continue until such cost and expense is fully amortized or until the expiration of the Term, as it may be extended from time to time, whichever comes first. Landlord’s obligation to replace the HVAC Systems hereunder shall not apply to any supplemental heating, ventilating and air conditioning unit installed by or for the benefit of Tenant.
(b)    Subject to the provisions of Section 7.1(a) above, and further subject to Tenant’s obligations under Section 3.2 above, Landlord shall maintain or cause to be maintained in good order, condition and repair, (a) elevators servicing the Buildings; (b) the Common Areas; (c) the roofs of the Buildings; and (d) the structural portions of the roof, the foundations, structural columns, structural portions of the floor and the exterior walls of the Buildings (the items set forth in this clause (d) are collectively the “Structural Elements”); provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s misuse of the Premises or the Building or the Project or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance. Except as otherwise provided in this Lease and except for the costs of ordinary and routine maintenance and/or repair of the Structural Elements (which shall be included in Operating Costs), the cost of repairs to, and replacements of, Structural Elements shall not be included in Operating Costs. The cost to repair the non-structural portions of the Project including, without limitation, any roof, elevators and the Common Areas may, subject to the exclusions and other provisions set forth in Section 3.2(a)(1) above, be included in Operating Costs. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. Except to the extent caused by the misuse, negligence or willful misconduct of Tenant or any of Tenant’s Representatives or Visitors and not covered by proceeds of Landlord’s property insurance or by any Alterations or improvements performed by or on behalf of Tenant, to the extent that, within the first three (3) years of the initial Term, Landlord is made aware and Landlord determines in its reasonable discretion in accordance with GAAP that expenditures of a capital nature for the replacement of the roof or a material capital repair of the roof are necessary, Landlord shall cause such work to be completed at Landlord’s sole cost and expense (and such expenditure shall not be included as part of Operating Costs).

7.2    Maintenance and Repairs for Multi-Tenant Building Portions of the Premises. The terms and conditions of this Section 7.2 shall apply to all portions of the Premises within multi-tenant buildings in the Project:
(a)    During the Term, Tenant, at Tenant’s expense but under the direction of Landlord, shall maintain and repair the Premises, including, without limitation, that portion of the HVAC Systems exclusively serving the Premises, the electrical and plumbing systems within the Premises (including such portion of such systems outside of the Premises, but exclusively serving the Premises, and assuring the free flow of Tenant's sanitary sewer line to the main line serving the Premises), including the lighting and plumbing fixtures, the restrooms serving the Premises, interior stairways (if any) in the Premises, the interior and exterior glass, plate glass skylights, interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in good condition, and keep the Premises in a clean, safe and orderly condition.
(b)    Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the Structural Elements, the portion of the Building Systems not covered by Tenant’s obligations in Section 7.1 and the Common Areas, such as corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises (normal wear and tear from typical and customary office use excepted) or the Building or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance. Except for the costs of ordinary and routine maintenance and/or repair of the Structural Elements, the cost of repairs to, and replacements of, Structural Elements shall not be included in Operating Costs. The cost to repair or replace such other portions of the Project may, subject to the exclusions and other provisions set forth in Section 3.2(a)(1) above, be included in Operating Costs. Landlord shall be under no obligation to inspect the Premises. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair.
7.3    As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.
7.4    Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:
(a)    To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building (excluding the Premises except as required by applicable Law), the fixtures and equipment therein, and the Building Systems, provided that Landlord shall give Tenant reasonable prior notice before commencing such work (except that Landlord shall not be required to give notice in the event of an emergency) and shall use commercially reasonable efforts to perform such work in such a manner and after normal business hours so as to minimize any interruption with Tenant’s Permitted Use, and reasonable access to, the Premises caused by such work;

(b)    To change the Building’s name or street address, provided that Landlord shall use reasonable efforts to give Tenant at least thirty (30) days prior notice with respect to a change in the Building's street address that will prohibit Tenant from receiving mail at its current address (and if Landlord fails to provide Tenant with such prior notice, Landlord shall reimburse Tenant for the cost of replacing all business stationery on hand (not to exceed $500) at the effective date of such change);
(c)    Subject to the terms of this Lease, to install and maintain any and all signs on the exterior of any multi-tenant Building and in any interior portions of any multi-tenant Building outside of the Premises;
(d)    To (i) reduce, increase, enclose, upgrade or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility), provided there is no material reduction in Tenant’s parking spaces or other material adverse effect on Tenant’s use of, and reasonable access to the Parking Facility or the Premises, (ii) upgrade and/or replace amenities (which, as of the date of this Lease, include without limitation a volleyball court and a basketball court), with comparable or better amenities (as reasonably determined by Landlord), and (iii) create additional rentable areas through use or enclosure of Common Areas, provided there is no material adverse effect on Tenant’s use of, or reasonable access to, any of the then-existing amenities, and provided further that in no event shall anything contained in this Section 7.4(d) be deemed to permit Landlord to make any changes to the Premises, except as otherwise required by applicable Laws nor shall anything contained herein be deemed to permit Landlord to remove any of Tenant’s signage, except as otherwise required by applicable Laws); and
(e)    If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.
(f)    In exercising its rights under this Section 7.4, Landlord agrees to use commercially reasonable efforts to minimize any interruption to or disruption of Tenant's use of, and access to, Premises and Common Areas.
7.5    Self-Help. Tenant shall be entitled to exercise certain self help rights with respect to the roof and elevators of Building 2160 and Building 2190 as set forth in Section 4.6 in Exhibit D.
8.TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Project, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.
9.UTILITIES AND SERVICES.
9.1    Description of Services. During the Term, Landlord shall make available reasonable amounts of electricity for normal and customary lighting and use of office equipment requiring only 120 volt standard outlet power. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers for the Buildings. Tenant shall contract directly for any separately metered utilities.
9.2    Payment for Utilities and Services.
(a)    Tenant shall be responsible to pay for the costs of all utilities for the Premises (the “Premises Utilities”) directly to the public utility company, to the extent separately metered, including the costs of (i) electricity and gas; (ii) telephone and data systems and (iii) any other utilities or services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges therefor. Tenant shall provide janitorial services and waste removal for the Premises and all taxes, levies, fees and surcharges thereon. To the extent the Premises Utilities are not metered or submetered, the cost of the same shall be included in Operating Costs. Tenant shall pay the cost of any submetered utilities based upon the metered reading thereof within thirty (30) days after Landlord invoices Tenant therefor. If water and sanitary sewer is not separately metered, Landlord will pay for water and sanitary sewer, which will be billed back to Tenant as part of Operating Costs.
(b)    If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of any lights, machines or equipment used by Tenant in the Premises, or for any other reason, then Tenant shall be responsible, at Tenant’s sole cost and expense, and at Tenant’s option to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment.
9.3    Interruption of Services. Notwithstanding anything to the contrary contained in this Section 9: (i) If Tenant’s use of the Premises, or a material portion of the Premises, is materially impaired for a period in excess of five (5) consecutive business days solely as a result of an interruption, diminishment or termination of any essential services that Landlord is obligated to provide pursuant to the terms of this Lease due to Landlord’s gross negligence or willful misconduct, and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord to correct (a “Service Failure”), then Tenant, as its sole remedy and waiving any other or additional remedies (except as set forth clause (ii) below), shall be entitled to receive an abatement of the Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored.  If Tenant’s use of only a portion of the Premises has been materially impaired by the Service Failure, the amount of abatement shall be equitably prorated.  (ii) Notwithstanding the provisions of clause (i) above: (A) if at the time of a Service Failure Tenant has in place business interruption insurance covering losses resulting from such Service Failure, with a coverage limit equal to or greater than $100,000.00 (such sum being the “Minimum Coverage” and such insurance being “Tenant’s BI Insurance”); and (B) Tenant’s BI Insurance includes a waiver of subrogation on the part of the insurer with respect to Landlord, or such insurer has consented in writing to the waiver by Tenant, on behalf of Tenant and such insurer, of any potential claim against Landlord resulting from such Service Failure up to the coverage limit of Tenant’s BI Insurance; then Tenant shall not be deemed to have waived the right to seek actual and direct damages from Landlord resulting from the relevant Service Failure to the extent and in such amount as such damages exceed the greater of (X) the Minimum Coverage or (Y) the actual coverage available under Tenant’s BI Insurance, provided, however, that in no event shall Landlord be liable under this sentence for damages in excess of an amount equal to the sum of twelve (12) months of Base Rent plus Tenant’s Proportionate Share of Operating Expenses due hereunder.
9.4    Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.
9.5    Sole Electrical Representative. With respect to any Building of which Tenant is not the sole tenant, (a) Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation, and (b) Tenant shall not have the right to contract directly with any provider of electrical power or services.
9.6    Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease. Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Project. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Project, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Project, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s reasonable discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Section 6 of this Lease.
9.7    Utility Data. To allow for compliance with building performance benchmarking and disclosure regulations, and to facilitate implementation of sustainable improvements to the Building, Tenant shall, to the extent required by applicable Law: (a) retain copies of its “utility data”, which includes, but is not limited to, Tenant’s utility bills and invoices pertaining to Tenant’s energy, water, and trash usage at the Building during the Term (as the same may be extended), and (b) upon request, provide Landlord with copies of such “utility data”; provided that Landlord shall not request such copies more than one (1) time per year unless otherwise required by applicable Law. Tenant further agrees, upon Landlord’s request, to execute utility release forms provided by the applicable utility or municipality to expedite the data collection process.

10.EXCULPATION AND INDEMNIFICATION.
10.1    Indemnification.
(a)    Tenant’s Indemnification of Landlord. Subject to Section 11.3 below, Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Project, or (b) any construction or other work or maintenance undertaken by Tenant on the Premises or elsewhere in the Project (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises or elsewhere in the Project, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or active negligence of Landlord or its agents or employees.
(b)    Landlord’s Indemnification of Tenant. Subject to Section 11.3 below, Landlord shall protect, indemnify and hold the Tenant and Tenant’s agents and employees harmless from and against any and all Claims incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the Common Areas and the Premises to the extent that such injury or damage shall be caused by or arise from the active negligence or willful misconduct of Landlord or its authorized representative or agents or to the extent arising as a result of any breach or default by Landlord of this Lease.
10.2    Damage to Tenant’s Property. The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant’s property in or about the Premises or the Project from any cause (including defects in the Project or in any equipment in the Building; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Building; or acts of other tenants in the Project). Tenant hereby waives all claims against Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.
10.3    Damages. Tenant shall not be liable to Landlord for any special, indirect or consequential damages except for any damages recoverable pursuant to Section 5.2 and/or Section 19 and provided that Tenant hereby acknowledges and agrees that the foregoing shall not prevent Landlord from recovering any and all damages to which Landlord is entitled in Section 15 of this Lease following an Event of Default by Tenant hereunder.
10.4    Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.
11.INSURANCE.
11.1    Tenant’s Insurance.

(a)    Liability Insurance. Tenant shall at all times following complete execution of this Lease maintain in full force, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined (with the inclusion of Umbrella Liability limits), Three Million Dollars ($3,000,000.00) annual general aggregate (with the inclusion of Umbrella Liability limits), and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Project; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) either designate separate limits for the Project acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Project. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) include as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information (the “Property Manager”), all Mortgagees (as defined in Section 20.1 of this Lease) and such other parties in interest as Landlord may reasonably designate to Tenant in writing; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage, which will not be broader than which is required by contract, as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.
(b)    Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.
(c)    Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least ten (10) days’ written notice to Landlord (at Landlord’s address for notices set forth in the Basic Lease Information) prior to any cancellation due to Tenant’s failure to pay for the same. In addition, Tenant shall provide written notice to Landlord (at Landlord’s address for notices set forth in the Basic Lease Information) at least ten (10) days prior to any other cancellation or material adverse change in Tenant’s insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Building is located. Any deductible amount under such insurance shall not exceed $25,000.
(d)    Updating Coverage. Tenant shall increase the amounts of insurance as reasonably required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate based on the requirements of comparable tenants in the Silicon Valley market area. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.
(e)    Certificates of Insurance. Prior to the expiration of any policy, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, if a claim has been filed or threatened to be filed against Landlord, then Tenant shall at Landlord’s request provide to Landlord a copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.
11.2    Landlord’s Insurance. During the Term, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements for the full replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts. During the Term, Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as are carried by comparable landlords of comparable projects in the vicinity of the Project.
11.3    Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and their respective partners, managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises, the Building or the Project or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises, the Building or the Project does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.
12.DAMAGE OR DESTRUCTION.
12.1    Landlord’s Duty to Repair.

(a)    If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Building from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Building, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations. If Landlord elects to repair and restore the Premises, Landlord shall deliver to Tenant Landlord’s reasonable estimate (“Landlord’s Completion Estimate”) of the time required to substantially complete repair of such damage.
(b)    If Landlord is required or elects to repair damage to the Premises and/or the Building, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises in a manner sufficient to make the Premises (or affected portion thereof) tenantable, as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Building necessitated by such casualty.
12.2    Landlord’s Right to Terminate. Landlord may elect to terminate this Lease, with respect to each Building, as applicable, following damage by fire or other casualty under the following circumstances:
(a)    If, in the reasonable judgment of Landlord, the Premises and the Building cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;
(b)    If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason (other than Landlord’s failure to maintain the insurance required to be maintained by Landlord hereunder), made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs, provided, however, this Section 12.2(b) shall only be applicable if Landlord’s out-of-pocket costs are in excess of Two Hundred Thousand Dollars ($200,000.00) (provided, however, that, in the event Landlord makes such determination as a result of a Mortgagee requiring that any insurance proceeds be applied to such Mortgagee’s indebtedness, Landlord shall only have a right to terminate the Lease in accordance with the foregoing if Landlord is unable, after making good faith reasonable efforts, to timely secure reasonable financing under commercially reasonable terms and conditions (including the rate) for the subject market and area to pay for the subject repairs and restoration);
(c)    If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)    If the fire or other casualty occurs during the last year of the Term or if upon completion of repair and restoration there would be less than one (1) year remaining in the Term.
If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within seventy-five (75) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease. Notwithstanding the foregoing, and only with respect to any Building fully leased by Tenant hereunder, if Landlord provides Tenant with a notice indicating that Landlord intends to terminate this Lease with respect to only one (1) of the Buildings in accordance with the foregoing, Tenant shall have the right to terminate this Lease with respect to the entire Premises by giving written notice of termination to Landlord within five (5) days after the date of Landlord's notice to Tenant. Such termination shall be effective sixty (60) days after the date of Landlord's notice, provided that Landlord, within ten (10) days after receipt of Tenant's notice of termination, shall have the right to withdraw its notice of termination and instead elect to repair the damage in accordance with the terms and conditions of this Lease. In such event, this Lease shall continue in full force and effect as if Landlord had never provided Tenant with a termination notice. Notwithstanding the foregoing, in the event that following a fire or other casualty, Landlord has a right to terminate this Lease pursuant to this Section 12.2, Landlord shall not terminate this Lease under subsection 12.2 (a), (b), or (c) above if Landlord intends to commence the restoration of the Premises to substantially its prior configuration (for purposes hereof, commencement of such restoration shall include applying for such requested permits and approvals and ordering material for such full restoration) within three hundred sixty five (365) days of the date of the fire or casualty event. Landlord shall not in bad faith exercise its right to terminate this Lease pursuant to this Section 12.2 solely to replace Tenant with a tenant paying higher rents.
12.3    Tenant’s Right to Terminate. If all or a substantial part of a Building or the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease, either partially as to the affected Building, or as to the entire Premises, in Tenant’s reasonable discretion, if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than twelve (12) months from the date of the casualty, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate. In addition to Landlord's and Tenant’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease, either partially as to the affected Building, or as to the entire Premises, in Tenant’s reasonable discretion, if: (i) a material portion of the Premises is rendered untenantable by fire or other casualty and such damage cannot reasonably be repaired (as determined by Landlord) within sixty (60) days after the date of the casualty; (ii) there is less than one (1) year of the Term remaining on the date of such casualty or the date on which Landlord completes such repairs; (iii) the casualty was not caused by the active negligence or willful misconduct of Tenant or any Tenant Entities; and (iv) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date Tenant is notified that the damage cannot be repaired within such sixty (60) day period. If Tenant does, with respect to all or a portion of the Premises, not terminate this Lease in accordance with the foregoing and Landlord does not substantially complete the repair and restoration of the Premises within sixty (60) days after the expiration of the estimated period of time set forth in Landlord’s Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays (as defined below), then Tenant may terminate this Lease, either partially as to the affected Building, or as to the entire Premises, in Tenant’s reasonable discretion, by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord; provided, however, that Reconstruction Delays pursuant to the clauses (i) and (iii) above shall not, on the aggregate, exceed sixty (60) days.
For clarification purposes only and with respect to this Section 12 and to Section 13 below, in no event shall any damage to Building 2100 (as defined in Section 41 of Exhibit D) permit Tenant to terminate this Lease with respect the 2160 Building or the 2190 Building.
12.4    Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.
13.CONDEMNATION.
13.1    Definitions.
(a)    “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.
(b)    “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.
(c)    “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.
13.2    Effect on Lease.
(a)    If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if a material portion of the Premises (or a particular Building) remaining after the Condemnation will be unsuitable for Tenant’s continued use (in Tenant’s good faith business judgment), then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation either partially as to the particular Building or as to the entire Premises, as the case may be.

(b)    If twenty-five percent (25%) or more of (i) the Project or the parcel(s) of land on which the Premises are situated or (ii) the parking spaces in the Parking Facility which serves the Premises are taken by Condemnation (and, in the case of such parking spaces, Landlord fails to provide to Tenant reasonable alternative parking which may be in the form of valet parking or shuttle service), Landlord, in the case of clause (i), or Tenant, in the case of clauses (i) and (ii), may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to the other party within thirty (30) days after the Date of Condemnation; provided, however, that Tenant shall have the right to terminate this Lease either partially as to the particular affected Building, or as to the entire Premises. In addition, if, as a result of any Condemnation, any Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord or Tenant may elect to terminate this Lease as to such affected Building, effective as of the Date of Condemnation, by notice to the other party within thirty (30) days after the Date of Condemnation.
(c)    If all or a portion of the Premises is temporarily taken by a Condemnor for a period of not less than one hundred eighty (180) days not extending beyond the end of the Term, this Lease shall remain in full force and effect.
13.3    Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee. In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.
13.4    Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.
13.5    Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6    Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Project.
14.ASSIGNMENT AND SUBLETTING.
14.1    Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer. Notwithstanding the foregoing, so long as Tenant is publicly traded on a major over-the-counter stock exchange, the ordinary transfer of shares over the counter shall be deemed not to be a transfer for purposes of this Section 14. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee is herein called a “Transferee”.
14.2    Reasonable Consent.
(a)    At least thirty (30) days prior to the commencement date of any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the Proposed Transferee; (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, and income and cash flow statements for the last two (2) years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may reasonably request; and (iv) a draft of the proposed assignment, sublease or other agreement governing the proposed Transfer containing the material terms. Within fifteen (15) business days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord’s Right to Space.
(b)    Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history or creditworthiness, taking into consideration the portion of the Premises being assigned or subleased, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, unless, in the case of an existing tenant, Landlord does not have space available for lease containing the same or more square feet as is contained in the Premises to accommodate the existing tenant’s expansion needs in the Project, as identified in writing by such existing tenant, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord has negotiated with the Proposed Transferee for space in the Project at any time within the preceding sixty (60)

days (unless Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within sixty (60) days, in the aggregate, of the proposed commencement of the proposed sublease or assignment, and for a comparable term), (vi) a proposed Transfer would violate any Encumbrance, (vii) any Mortgagee objects to the proposed Transfer, subject to and in accordance with the loan documents applicable to such Mortgagee’s Encumbrance, (viii) the proposed agreement governing the Transfer purports to expand the Tenant’s rights under the Lease, or modify or constrain any of Landlord’s rights under the Lease, or (ix) Landlord otherwise determines, using reasonable and good faith, prudent business judgment, that the proposed Transfer would have the effect of increasing the expenses associated with operating, maintaining and repairing the Project unless Tenant agrees to pay all such costs. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than seventy-five percent (75%) of that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project (provided, however, that, subject to the remaining terms and conditions of this Section 14, the foregoing shall not prohibit Tenant from subleasing any portion of the Premises below such amount).
14.3    Excess Consideration. If Landlord consents to a Transfer, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after receipt by Tenant, fifty percent (50%) of all “Transfer Consideration”, which shall mean any consideration paid by the Transferee for the Transfer. In the case of a sublease, Transfer Consideration includes any “key money” or other non-rent consideration paid in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional Rent paid hereunder applicable to the subleased space, less the direct, out-of-pocket expenses and costs for necessary Alterations (or a reasonable allowance therefor) reasonable attorneys’ fees and brokerage commission costs paid by Tenant to procure the subtenant (“Transfer Costs”. In the case of an assignment, Transfer Consideration includes any consideration paid by the Transferee for or directly attributable to the assignment of the Lease, less the Transfer Costs. Tenant would be entitled to recover all Transfer Costs prior to paying Landlord its appropriate share of the Transfer Consideration. Tenant shall use good faith reasonable efforts to enforce the payment obligations of any Transferee.
14.4    No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Tenant shall use good faith reasonable efforts to enforce the payment obligations of any Transferee.
14.5    Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises). Notwithstanding the foregoing, provided that neither the Tenant nor the Proposed Transferee requests any material changes to this Lease or Landlord’s standard form of consent (attached as Exhibits F and F-1, respectively) in connection with the proposed Transfer, the attorney’s fees payable by Tenant pursuant to this Section 14.5 shall not exceed $7,500.00 for such proposed Transfer.
14.6    Effectiveness of Transfer. Prior to the date on which any Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s then-current commercially reasonable form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.
14.7    Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary and excluding any Transfer to a Permitted Transferee, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may, by written notice to Tenant within fifteen (15) business days following Landlord’s receipt of Tenant’s notification, elect (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease for ninety percent (90%) or more of the remaining Term, to terminate this Lease as it relates to the portion of the Premises to be sublet. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer (provided that if no such date is given by Tenant, then this Lease will terminate sixty (60) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7), and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.
14.8    Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times while an Event of Default is not continuing, a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately during the continuance of any Event of Default).
14.9    Permitted Transfers. Notwithstanding any provision contained in the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization), to Transfer this Lease to any of the following entities (each a “Permitted Transferee”, a Transfer to a Permitted Transferee being a “Permitted Transfer”), so long as the Permitted Transferee has a tangible net worth sufficient to fulfill the obligations of the original Tenant under this Lease being assumed by the Permitted Transferee, if any, and, in the case of the Transfer described in clause (i) below, not materially less than the tangible net worth of Tenant immediately prior to such Transfer, and so long as such Transfer is not objectionable to Landlord under any of Subsections 14.2(b) (vi) or (viii) of this Lease: (i)  a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant. Tenant shall deliver a fully executed copy of any sublease or assignment document to a Permitted Transferee within twenty (20) business days following the effective date of such assignment or subletting. The provisions of Sections 14.1, 14.2, 14.3, 14.6 and 14.7 shall not apply with respect to a Permitted Transfer, but any Permitted Transfer pursuant to the provisions of this Section 14.9 shall be subject to all of the other provisions of this Lease. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Section 14, the term “Affiliate” of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent or subsidiary, as the case may be. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not use its rights under this Section 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Section 14.
Notwithstanding anything to the contrary contained herein the parties acknowledge and agree that the consummation of the transaction (the “Transaction”) involving Tenant that is described in that certain Agreement and Plan of Merger, by and among Tenant and the other parties named therein (which was filed as an exhibit to the Form 8-K filed by Tenant with the Securities and Exchange Commission on May 4, 2016), shall constitute a Permitted Transfer, and the surviving Tenant entity shall constitute a Permitted Transferee, for all purposes under this Lease. Tenant shall provide to Landlord written notice informing Landlord of the actual date of the closing of the Transaction (the “Closing Date”) promptly following the occurrence thereof. Within ten (10) business days following the Closing Date, Tenant shall tender to Landlord a Letter of Credit pursuant to Section 47 of this Lease. Tenant shall in no event structure the foregoing Transaction in a manner to circumvent the requirements of a Permitted Transferee.
15.DEFAULT AND REMEDIES.
15.1    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:
(a)    Tenant fails to make any payment of Rent when due, or any amount required to replenish the Security Deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) business days after written notice that it is due. If Landlord accepts any past due Rent, such acceptance shall not be a waiver of any other prior breach by

Tenant under this Lease, other than the failure of Tenant to pay the particular past due Rent which Landlord has accepted.
(b)    Tenant abandons the Premises and fails to pay Rent when due hereunder.
(c)    Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.
(d)    Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.
(e)    Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within sixty (60) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.
(f)    Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.
(g)    Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within one hundred eighty (180) days of such notice.
15.2    Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:
(a)    Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).
(b)    Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).
(c)    Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.
(d)    Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord and otherwise allowable pursuant to applicable Law. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.
16.LATE CHARGE AND INTEREST.
16.1    Late Charge. If any payment of rent is not received by Landlord within four (4) days of the date due, Tenant shall pay to Landlord on demand as a late charge (“Late Charge”) an additional amount equal to five percent (5%) of the overdue payment. Notwithstanding the foregoing, Tenant shall not be obligated to pay a Late Charge on the first payment during any calendar year of the Term of rent not received by Landlord within four (4) days of the date due unless Tenant does not pay such rent within five (5) days after written notice from Landlord that such payment of rent is past due. Commencing with the second (2nd) past due payment of rent during such calendar year, Tenant shall pay the Late Charge to Landlord on demand. A Late Charge shall not be imposed more than once on any particular installment not paid within four (4) days of the due date, but imposition of a Late Charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made within four (4) days of the due date or preclude imposition of a late charge on other installments or payments not made within four (4) days of the due date.
16.2    Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid within four (4) days of the date due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of ten percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of

Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.
17.WAIVER. No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by such party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either party upon any default by the other party shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Either party’s consent to or approval of any act by the other party requiring its consent or approval shall not be deemed to waive or render unnecessary such party’s consent to or approval of any subsequent act by the other party.
18.ENTRY, INSPECTION AND CLOSURE.
18.1    Except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs to be performed by Landlord pursuant to this Lease, and/or (iii) in the event of an emergency, where Landlord is not required to give any notice, then upon twenty-four (24) hours’ prior written notice to Tenant, Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d)  serve, post or keep posted any notices required or allowed under the provisions of this Lease, (e) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (f) do any other act or thing reasonably necessary for the safety or preservation of the Premises or the Building. Tenant may restrict access to the Secured Areas (as defined in Section 18.2 below) reasonably necessary to protect confidential or proprietary information. Except in the case of an emergency, Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises. Access by Landlord shall be in accordance with the reasonable and industry standard security, safety and confidentiality requirements that Tenant may reasonably adopt from time to time, including, without limitation (x) Tenant’s confidentiality requirements set forth in Exhibit G-1 attached hereto, and (y) a requirement that persons having access to the Premises shall sign and deliver to Tenant a commercially reasonable confidentiality and nondisclosure agreement in substantially the form set forth as Exhibit G-2 attached hereto. Tenant may reasonably restrict access by any visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be or represent a competitor of Tenant. Landlord’s entry shall cause the least interference to Tenant’s business as commercially reasonable. Landlord shall use commercially reasonable efforts to promptly finish any work for which it entered. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises. Landlord agrees that except in the event (i) Tenant is in default under this Lease beyond any applicable notice and cure period, (ii) Landlord and Tenant are negotiating for or have agreed to an early termination of this Lease, or (iii) Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the

Premises to prospective tenants except during the last twelve (12) months of the Term of this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.
18.2    Secured Area. Notwithstanding anything to the contrary contained in this Section 18, Tenant, at its own expense, may designate up to ten percent (10%) of the Premises as a “Secured Area” and provide its own locks to such area ("Secured Area"). Tenant need not furnish Landlord with a key, but upon the Expiration Date or earlier expiration or termination of Tenant’s right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation (i.e., to perform Landlord’s maintenance and repair obligations within the Premises), Landlord shall contact Tenant in writing or orally, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access, no less than twenty-four (24) hours thereafter. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.
19.SURRENDER AND HOLDING OVER.
19.1    Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or Condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall, at Landlord’s request, remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all reasonable costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of

Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
19.2    Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be an amount equal to one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises; provided, however, upon agreement on material terms for a third-party lease or other such agreement, which affects all or a portion of the Premises, Landlord shall deliver written notice (the “New Lease Notice”) of such lease or other agreement to Tenant and the terms of the foregoing indemnity shall not be effective until the later of (i) the date that occurs fifteen (15) days following the date Landlord delivers such New Lease Notice to Tenant, or (ii) the date such holdover commences.
20.ENCUMBRANCES.
20.1    Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Project or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance (hereinafter, a “Mortgagee”) agrees in writing that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease beyond applicable notice and cure periods. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) business days after written request therefor by Landlord and in a form reasonably requested by Landlord, and the holder of any Encumbrance, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, which documents may include customary commercially reasonable terms. If the interest of Landlord in the Building is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence. Landlord, at Tenant’s sole cost and expense, shall obtain from the current Mortgagee within sixty (60) days after complete execution of this Lease, a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit E. Notwithstanding the foregoing in this Section to the contrary, so long as Tenant is not in breach or default under this Lease beyond applicable notice and cure periods, then as a condition precedent to the future subordination of this Lease to a future Encumbrance, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from the holder having the benefit of such Encumbrance who comes into existence after the Commencement Date. Tenant shall be responsible for all reasonable costs in connection with such non-disturbance, subordination, and attornment agreement (it being agreed that Tenant shall be responsible for any reasonable fee or review costs charged by such holder). Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under this Lease and is not otherwise in default under this Lease beyond any applicable cure period, its right to possession and the other terms of this Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions Tenant and the Mortgagee may mutually agree.
20.2    Mortgagee Protection. Tenant agrees to give any Mortgagee, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot with diligence be cured within that time, then the commencement of action by Mortgagee within such period to remedy the default shall be deemed sufficient so long as Mortgagee pursues such cure with diligence to completion.
21.ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.
21.1    Estoppel Certificates.
(a)    Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a commercially reasonable form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance (subject to the terms of Section 20.1 above) and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether, to Tenant’s actual knowledge, either party hereto is in default under the terms of the Lease, whether, to Tenant’s actual knowledge, Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Building shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within five (5) business days after Landlord's second written request therefor, Tenant shall be in default of the Lease and Tenant shall pay to Landlord, in addition to all other amounts required from Tenant pursuant to this Lease, $2,500.00 for each calendar day that Tenant fails to deliver the required estoppel certificate beginning with the first calendar day immediately following the five (5) business days after Landlord's second written request; provided, however, that if Tenant fails to deliver the required estoppel certificate within ten (10) business days after Landlord's second written request, the amount that Tenant shall be required to pay to Landlord for such failure, beginning on the first calendar day immediately following the foregoing ten (10) business day period, shall increase at the rate of $500.00 per calendar day so that for example, the amount due for such first calendar day shall be $3,000.00, the amount due for the second calendar day immediately following the foregoing ten (10) business day period shall be $3,500.00, etc. until the required estoppel certificate is delivered to Landlord.
(b)    Within ten (10) business days after written request therefor, Landlord shall execute and deliver to Tenant, in a form reasonably acceptable to Landlord, stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto and stating the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether to the best of Landlord’s knowledge either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. If Landlord fails timely to execute and deliver such certificate as provided above within five (5) days following a Landlord’s receipt of a second notice from Tenant requesting Landlord to provide such estoppel certificate, then any person or entity purchasing, acquiring an interest in or extending financing with respect to Tenant shall be entitled to rely upon any such certificate.
21.2    Financial Statements. Within ten (10) business days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be required by any Mortgagee. Notwithstanding the foregoing, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.
22.NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or a nationally recognized overnight courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the receipt (or refusal of delivery or receipt). Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.
23.ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).
24.QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.
25.SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Building. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a reasonable deposit for each access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any security services or measures implemented by Landlord. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures, if any. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.
26.FORCE MAJEURE. If either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (other than, with respect to Tenant the payment of Base Rent, Additional Rent, Security Deposit, if any, or any other charge payable by Tenant to Landlord under this Lease), including Landlord’s obligations under the Construction Rider and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord or Tenant, then the time for performance of the affected obligations of Landlord or Tenant, as the case may be, shall be extended for a period equivalent to the period of such delay, interruption or prevention. The inability to pay money shall in no event constitute force majeure.
27.RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for the Buildings, upon reasonable notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person. The Building Rules shall be generally applicable, and generally applied in the same manner, to all tenants of the Project.
28.LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure (other than as may be specifically provided in a subordination nondisturbance and attornment agreement entered into by Tenant and any Mortgagee) or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease. For purposes hereof, “Landlord's interest in the Building” shall include rental income at the Building, insurance proceeds paid on policies carried by Landlord covering the Building pursuant to this Lease (provided, however, that in no event shall Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from Condemnation proceedings (prior to the distribution of same to any partner or shareholder of Landlord or any other third party) and proceeds from the sale of the Building; provided, however, that with respect to proceeds from the sale of the Building, Landlord’s liability shall extend only to adjudicated claims for which Landlord’s liability arises during Landlord’s period of ownership and during the term of the Lease and only after Landlord first applies any such sale proceeds to any outstanding mortgages and/or any other encumbrances existing upon or otherwise affecting the Building (including any ground lease payments) and any tax liability respecting the Building. No personal liability shall at any time be asserted or enforceable against Tenant’s partners, shareholders, members, directors, officers or managers on account of any of Tenant’s obligations or actions under this Lease.
29.CONSENTS AND APPROVALS.
29.1    Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to both injunctive relief or actual monetary damages but shall not be entitled to terminate this Lease for such failure.
29.2    No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.
30.WAIVER OF RIGHT TO JURY TRIAL. To the extent permitted by applicable Laws, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.
31.BROKER. Landlord shall pay the fee or commission of the broker identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.
32.[INTENTIONALLY OMITTED]
33.OFAC
33.1    Tenant hereby represents and warrants that neither Tenant, nor any person or entity that controls, is under common control with, or is controlled by Tenant, is (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33.2    Landlord represents and warrants that Landlord, without inquiry as of the date hereof, is not is not nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not knowingly transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
34.ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.
35.MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of California. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease. Signatures to this Lease transmitted by telecopy or electronic signatures shall be valid and effective to bind the party so signing.  FURTHER, THE PARTIES HERETO EXPRESSLY CONSENT AND AGREE THAT THIS LEASE MAY BE ELECTRONICALLY SIGNED. THE PARTIES AGREE THE ELECTRONIC SIGNATURES APPEARING ON THIS LEASE SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AS WELL AS ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES. This Lease may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and same agreement. If this Lease is signed and delivered in such manner, Landlord and Tenant shall promptly deliver an original signed version to the other. Any digital image copy of this Lease (to the extent fully executed and delivered) shall be treated by the parties as a true and correct original of the same and admissible as best evidence to the extent permitted by a court of proper jurisdiction.
36.AUTHORITY. Tenant represents and warrants that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations. Landlord represents and warrants that Landlord is a duly organized and validly existing entity, Landlord has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do so and have the power to bind Landlord to this Lease.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT: TIVO INC., a Delaware corporation By: /s/ Dan Phillips Name: Dan Phillips Title: COO By: /s/ Naveen Chopra Name: Naveen Chopra Title: CEO & CFO
LANDLORD:

ECI FOUR GOLD STREET LLC,
a Delaware limited liability company

By: ECI Four GRE Gold Street LLC,
a Delaware limited liability company, sole member

By: Embarcadero Capital Investors Four LP, a Delaware limited partnership, managing member

By: ECP Four LLC,
a Delaware limited liability company, general partner

       By:    /s/ John Hamilton
               John Hamilton, manager

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

EXHIBIT A

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

THE PREMISES

2100
71,169 SF
2130
52,142 SF
2150
52,165 SF
2190
64,174 SF
2160
62,950 SF
Gold Street
Highway 237

Exhibit A, Page 1
Initials

EXHIBIT B

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

CONSTRUCTION RIDER

1.    Tenant Improvements. Tenant accepts the Premises in its existing “AS IS” condition. Tenant shall, with reasonable diligence through the Contractor (defined below) selected by Tenant and approved by Landlord pursuant to the provisions of this Section 1, construct and install the improvements and fixtures provided for in this Exhibit B (“Tenant Improvements”). At least ten (10) business days prior to the date Tenant enters into any contract for construction of Tenant Improvements, Tenant shall submit to Landlord for Landlord’s prior approval, the name of the general contractor, and those subcontractors whose work affects the Building structure, the Building Systems, or the roof of the Building, and such additional information on such contractors as Landlord may reasonably request. Landlord shall have the reasonable right to review and approve or disapprove each contractor and subcontractor submitted by Tenant based upon such contractor’s or subcontractor’s qualifications, including (a) quality of work, (b) creditworthiness, (c) experience in general construction of Tenant Improvements, and in constructing improvements similar to the Tenant Improvements, and (d) references. Landlord shall have the right to designate the subcontractors for any life safety systems and shall have the right to reasonably approve any subcontractor whose work affects the structure of the Building, the roof and the Building Systems. The contractor selected by Tenant, as approved by Landlord, is herein called the “Contractor”. Landlord hereby approves each general contractor listed on Schedule 1 hereto as the Contractor for the Tenant Improvements. The Contractor shall carry insurance in accordance with the requirements set forth in Schedule 2 attached hereto. The Contractor shall deliver Contractor’s insurance certificates to Landlord at least ten (10) days prior to commencing construction of the Tenant Improvements.

1.1.    Plans. The Tenant Improvements shall be constructed substantially as shown on a conceptual space plan attached hereto as Schedule 4 (“Space Plan”) for the Premises to be prepared by Interior Architects, Inc. (“Space Planner”) who is to be retained by Tenant as the space planner for the Premises. Landlord shall have the right to approve the Space Planner, as well as Tenant's engineering consultants responsible for preparing all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises (the “Engineers”), which approval shall not be unreasonably withheld. Landlord hereby approves Interior Architects, Inc. as Space Planner. The Space Plan

Exhibit B, Page 1
Initials
Standard Gold Street Lease Form

shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. The Space Plan which Landlord approves is herein called the “Approved Space Plan”.

The Space Planner will prepare and deliver to Landlord and Tenant detailed plans and specifications consistent with the Approved Space Plan and sufficient to permit the construction of the Tenant Improvements by the Contractor (“Construction Documents”); provided, however, that, with respect to the portion of the Tenant Improvements for which the Design-Build Subcontractors (as defined below), if any, shall be responsible, Tenant shall cause the Engineers to prepare and submit for Landlord's approval, concurrently with submission of the Construction Documents, performance specifications in sufficient detail to permit the Design-Build Subcontractors to complete the working drawings, prepare bids and obtain the required Permits in connection with the portions of the Tenant Improvements to be constructed by the Design-Build Subcontractors ("Design-Build Specifications"). Landlord shall approve or reasonably disapprove the Construction Documents and, if applicable, Design-Build Specifications (or the applicable component thereof) by written notice to Tenant and the Space Planner within ten (10) business days after receipt. Landlord shall not unreasonably require changes or modifications or withhold its approval of the Construction Documents or Design-Build Specifications; provided, however, that Landlord may, in its sole and absolute discretion, require changes or modifications or withhold its approval of the Construction Documents or, if applicable, Design-Build Specifications if (1) the Tenant Improvements will adversely affect the Building’s structure or the Building Systems, or (2) any element of the Tenant Improvements fails to comply with any applicable Law. If Landlord disapproves the Construction Documents or Design-Build Specifications (or any component thereof), (a) Landlord's notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord's objections, and (b) upon request by Tenant, the parties shall meet at a reasonable and mutually acceptable time and date and confer in good faith to reach conceptual agreement on the Construction Documents or Design-Build Specifications (or the applicable component thereof); provided, however, Tenant shall cause the Construction Documents and, if applicable, Design-Build Specifications to be modified to resolve Landlord's objections (whether directly based on Landlord's comments or by proposing an acceptable alternative solution) and resubmitted to Landlord for its approval. The Space Planner or Engineers, as applicable, will then revise the Construction Documents and Design-Build Specifications and resubmit them to Tenant and to Landlord for Landlord’s approval. Landlord shall approve or reasonably disapprove the same within five (5) days after receipt. If Landlord fails to approve or reasonably disapprove the Construction Documents or Design-Build Specifications or any revisions thereto within the five (5) day period described above, then Tenant may provide Landlord with a second request for approval. If Landlord fails to approve or reasonably disapprove the Construction Documents or Design-Build Specifications or any revisions thereto within five (5) days following Landlord’s receipt of Tenant’s second request for approval, then the Construction Documents or Design-Build Specifications or revisions thereto, as applicable, shall be deemed approved (provided, however, that such deemed approval shall not apply to any work shown on the Construction Documents or Design-Build Specifications, as revised, which adversely (as determined by Landlord) affects the structural portions of the Building and, in the case of improvements performed to a multi-tenant building, affect the Building Systems); but rather, in such a case, Landlord's failure to timely approve shall constitute a "Landlord Delay" if such Landlord Delay actually delays Tenant’s substantial

Exhibit B, Page 2

completion of the Tenant Improvements and, in such case, and, as a result, Tenant shall be entitled to one additional day of Abated Base Rent for each day of such Landlord Delay). Prior to Landlord’s approval of the Construction Documents and Design-Build Specifications, Landlord shall notify Tenant, upon Tenant’s written request, whether or not Landlord will require that the Tenant Improvements, or any portion thereof, be removed upon the expiration or earlier termination of the Lease; provided, however, that Landlord shall have the right, in its sole discretion, to revise the determination of Tenant’s removal and restoration obligations with respect to any portion of the Tenant Improvements not expressly shown or not shown on the Construction Documents or Design-Build Specifications or otherwise modified or more fully depicted on the Final Construction Documents; and provided, further, that Tenant shall not be required to remove office improvements as described in Section 6.1 of the Lease. The revised Construction Documents, as approved by Landlord, are hereinafter referred to as the “Final Construction Documents”. If Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such request whether Tenant shall be required to remove the Tenant Improvements at the expiration or earlier termination of the Lease, Tenant may provide Landlord with a second request to be notified whether Tenant will be required to remove the Tenant Improvements at the expiration or earlier termination of the Lease. If Landlord fails to notify Tenant within five (5) days of Landlord’s receipt of such second request, Landlord will be deemed to have agreed not to require the removal of the Tenant Improvements. Tenant shall be responsible for the costs of all Construction Documents and Design-Build Specifications, which may be paid for out of the “Improvement Allowance” (as defined below).

1.2    Governmentally-Required Changes. Tenant acknowledges that, pursuant to all applicable Laws and regulations (including, without limitation, Title III of the Americans with Disabilities Act of 1990 and the Building Code of the City of San Jose, California), the construction of the Tenant Improvements in the Premises may result in additional governmentally-required alterations or improvements to the Premises or the Building. If the proposed design and construction of the Tenant Improvements results in any such governmentally-required alterations or improvements being imposed as a condition to the issuance of applicable permits or approvals, then Tenant shall be solely responsible for all costs and expenses relating to such additional governmentally-required alterations and improvements (which shall be constructed by Landlord); provided, however, that if the performance of such governmentally-required alterations or improvements can be avoided by modifying the cost, design or manner of construction of the Tenant Improvements, then Tenant may elect to modify the Tenant Improvements in accordance with the provisions of this Tenant work letter (including, without limitation, Section 1.5 below). Landlord shall notify Tenant of any such required alterations or improvements promptly after Landlord is notified of the same.

1.3.    Construction. Following approval by Landlord and Tenant of the Final Construction Documents and Design-Build Specifications, if applicable, and the Contractor providing evidence of its Insurance Requirement, Tenant shall cause the Contractor to promptly commence and diligently proceed to cause the Tenant Improvements to be constructed in accordance with the Final Construction Documents, Section 6 of the Lease, and the plans and engineering working drawings relating to the mechanical, electrical, plumbing, life safety and sprinkler work of the Tenant Improvements prepared in accordance with the approved Design-Build Specifications (the "Design-Build Drawings"). Prior to commencement of construction,

Exhibit B, Page 3

Tenant shall provide evidence satisfactory to Landlord that Tenant has obtained the insurance required to be maintained by Tenant pursuant to the Lease. Tenant shall provide Landlord with at least ten (10) business days’ prior written notice of the date for its commencement of construction of the Tenant Improvements, in order to permit Landlord to post, file, and record such Notices of Nonresponsibility and other instruments as may be necessary to protect Landlord and its property from claims by contractors for construction costs that are to be paid by Tenant. Tenant will obtain, comply with and keep in effect all consents, permits and approvals required by any governmental authorities (collectively, “Permits”) that relate to or are necessary for the lawful construction of the Tenant Improvements. At the time Final Construction Documents and Design-Build Drawings are ready for submission to any governmental authorities for review in connection with the Permits, Landlord shall be notified in writing by Tenant. Prior to applying for any of the Permits or submitting documentation in connection therewith, Tenant shall provide Landlord with the opportunity to review and approve any Permit applications Tenant intends to file. Tenant shall further provide Landlord with any comments to any submitted plan documents made by any governmental authority immediately upon Tenant’s receipt of same (all of which comments shall be subject to the provisions of Section 1.4 below), and copies of all Permits required for construction of the Tenant Improvements upon issuance. Tenant shall comply with all applicable Laws and with all recorded restrictions affecting the Project. Landlord shall have the right to suspend any construction activity by Tenant that detracts from harmonious labor relations at the Project.

1.4.    Cost of Tenant Improvements.

1.4.1    Improvement Allowance. Landlord shall contribute a one-time tenant improvement allowance (the “Improvement Allowance”) as follows: (i) up to $2,014,400.00 (i.e., $32.00 per rentable square foot of Building 2160) to be applied toward “soft costs” i.e. architectural, permitting, design, and planning costs, fees and expenses, including Tenant's hired construction management costs and hired move management costs, but excluding actual moving costs) and "hard costs” in connection with Tenant Improvements to Building 2160; and (ii) up to $2,053,568.00 (i.e., $32.00 per rentable square foot of Building 2190) to be applied toward “soft costs” and “hard costs” in connection with Tenant Improvements to Building 2190; provided that the portion of the Improvement Allowance that may be applied to the soft costs of the Tenant Improvements shall not exceed, in the aggregate, an amount equal to $635,620.00 (i.e., $5.00 per rentable square foot of the Premises); provided, however, that the fees and expenses of any design build subcontractors shall not be subject to the foregoing cap. In no event shall the Improvement Allowance be used for the purchase of data and telecommunications cabling, equipment, furniture or other personal items or personal property of Tenant. Landlord shall be entitled to deduct from the Improvement Allowance a construction coordination fee in an amount equal to two percent (2%) of the Improvement Allowance.

(b)    Tenant shall pay the balance, if any, of the total Tenant Improvements costs in excess of the Improvement Allowance.

1.4.2.     Disbursement of Improvement Allowance. The Improvement Allowance, less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor

Exhibit B, Page 4

that performs the Tenant Improvements, in periodic disbursements (not more than one time in any month) within thirty (30) days after receipt of the following documentation (provided that no such retainage in the disbursement of the Improvement Allowance will be required so long as the executed construction contract (a copy of which shall be tendered to Landlord prior to commencement of construction) provides for at least a ten percent (10%) retainage): (a) an application for payment and sworn statement of contractor, approved by Tenant, substantially in the form of AIA Document G-702 or other format reasonably acceptable to Landlord, including the work for which disbursement is to be made to a date specified therein ("Contractor's Application for Payment"); (b) invoices including related supporting documentation therefor for any other Improvement Allowance items for which Tenant seeks reimbursement; (c) executed conditional mechanic's lien releases from the Contractor and from its subcontractors and material suppliers of Contractor included in the Contractor's Application For Payment (along with unconditional mechanic's lien releases from Contractor and from such subcontractors and material suppliers with respect to payments made by Landlord pursuant to Tenant's prior submission of a Contractor's Application for Payment hereunder) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8132; and (d) all other information reasonably requested by Landlord to support the disbursement. Tenant's request for payment shall constitute Tenant's representation to Landlord that, without limiting any warranty or other similar claims that Tenant may have against the Contractor under the Contract, Tenant has accepted and approved for payment the work furnished and/or the materials supplied as set forth in the Contractor's Application For Payment, that the work is constructed in accordance with the Final Construction Documents, Design-Build Drawings, as applicable, and with all applicable laws, and that the amount requested is an Improvement Allowance item that has been incurred by Tenant or is currently owing to Tenant's Contractor or an architect or engineer (as applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Improvement Allowance more than one time per month. If the Tenant Improvements exceed the Improvement Allowance, Tenant shall be entitled to the Improvement Allowance in accordance with the terms hereof, but each individual disbursement of the Improvement Allowance shall be disbursed in the proportion that the Improvement Allowance bears to the total cost for the Tenant Improvements, less the ten percent (10%) retainage referenced above, if applicable. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Improvement Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured. Tenant shall be responsible for the cost of Tenant Improvements, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Improvement Allowance.

1.4.3.    Evidence of Completion. Within sixty (60) days following substantial completion of the Tenant Improvements (which shall mean completion of the Tenant Improvements and receipt of permit sign-offs, subject only to correction of punch-list items that do not affect safe occupancy of the Premises), Tenant shall submit to Landlord:
(a)    A statement of Tenant’s final construction costs, together with receipted evidence showing payment thereof, reasonably satisfactory to Landlord, and, to the extent not previously delivered, fully executed unconditional lien releases in the form

Exhibit B, Page 5

prescribed by law from Tenant’s contractors, copies of all detailed, final invoices from Tenant’s contractors and subcontractors relating to the Tenant Improvements.
(b)    All Permits and other documents issued by any governmental authority in connection with the approval and completion of the Tenant Improvements, and all evidence reasonably available showing compliance with all applicable Laws of any and all governmental authorities having jurisdiction over the Premises, including, without limitation, a certificate of occupancy or its equivalent such as duly signed-off job cards, and/or building permit sign-offs, and/or other appropriate authorization.
(c)    A valid certificate of substantial completion executed by the Space Planner confirming that the Tenant Improvements have been substantially completed in accordance with the Final Construction Documents and subject to punch-list items to be completed by Tenant’s Contractor that such Final Construction Documents comply with all applicable Laws.
(d)    A written certificate, subscribed and sworn before a Notary Public, from Tenant’s general Contractor as follows: “There are no known mechanics’ or materialmen’s liens outstanding, all due and payable bills with respect to the Tenant Improvements have been paid, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Premises, the Building or the Project, and, to the best of our knowledge, waivers from all subcontractors and materialmen are valid and constitute an effective waiver of lien under applicable law and the Tenant Improvements have been installed in a good and workmanlike manner.”
(e)    Copies of all of Tenant’s contractors’ warranties.
(f)    A reproducible copy of the “as built” drawings of the Tenant Improvements together with a certificate from an AIA architect that such “as built” drawings comply in all material respects with all applicable Laws affecting the Building, the Project and the Premises.
(g)    Any other items reasonably requested by Landlord.
1.4.4.    Deadline on Use of Improvement Allowance. Tenant shall have until August 1, 2018 to submit to Landlord a written request, with supporting documentation for the then completed construction of Tenant Improvements, for disbursement of the Improvement Allowance. Tenant shall lose any portion of Improvement Allowance which Tenant has not requested be disbursed on or before June 1, 2018, in accordance with the requirements contained above. Any portion of the Improvement Allowance not used in the design, construction and installation of the Tenant Improvements shall be retained by Landlord, and Tenant shall have no right to receive or apply toward Tenant’s rental obligations any portion of the Improvement Allowance not actually used.
1.4.5    Improvement Allowance Conversion. Notwithstanding anything to the contrary set forth herein, Tenant, provided it is not in default under the Lease beyond any applicable notice and cure periods, shall be entitled to deliver written notice to Landlord requesting to apply up to (i) $762,744.00 (i.e., $6.00 per rentable square foot of the Premises) of the Improvement Allowance as a credit against the next installment(s) of Base Rent payable by Tenant under the Lease during the calendar year 2016; and (ii) $1,525,488.00 (i.e., $12.00 per

Exhibit B, Page 6

rentable square foot of the Premises) of the Improvement Allowance as a credit against the next installment(s) of Base Rent payable by Tenant under the Lease during the calendar year 2017. In such event, provided that Tenant is entitled to such a credit pursuant to the terms of this Section 1.4.5, Landlord shall so apply any such credit against the next installment(s) of Base Rent. However, in no event shall Landlord have any obligation to apply any portion of the Improvement Allowance to Base Rent during the calendar year 2016 if Tenant does not deliver such written notice to Landlord by September 30, 2016 or any portion of the Improvement Allowance to Base Rent during the calendar year 2017 if Tenant does not deliver such written notice to Landlord by August 31, 2017 and any unused amount(s) remaining after such dates shall accrue to the sole benefit of Landlord (subject to Landlord’s obligation to disburse such unused amounts of the Improvement Allowance pursuant to the terms of Section 1.4.1 above), it being understood that Tenant shall not be entitled to any such credit or abatement concession after such dates in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Improvements and/or Improvement Allowance. In the event Tenant applies the Improvement Allowance as a credit against Base Rent pursuant to this Section 1.4.5 (such amount so applied, the “Converted Improvement Allowance Amount”), Tenant agrees to expend an amount equal to the Converted Improvement Allowance Amount of its own funds toward the Tenant Improvements (it being agreed that no portion of the Improvement Allowance applied toward the Tenant Improvements shall be a credit against such obligation). If Tenant fails to expend an amount equal to the Converted Improvement Allowance Amount of its own funds toward the Tenant Improvements, then Tenant shall pay to Landlord, as Additional Rent under the Lease, the amount by which the Converted Improvement Allowance Amount and the cost of the Tenant Improvements upon Landlord’s demand therefor.
1.4.6     Failure to Fund Allowance.  Notwithstanding anything to the contrary set forth herein, if Tenant submits to Landlord, by delivery in accordance with the Notices provision of this Lease, a properly completed request for disbursement of all or a portion of the Improvement Allowance (which properly completed request must refer specifically to the Lease and this Exhibit B, and comply with the documentation required for such a disbursement as set forth in this Exhibit B), and Tenant has fully performed its other obligations under this Exhibit B and under the Lease (such performance and the submission of such a properly completed request being the (“Disbursement Conditions”), and thereafter within thirty (30) days after completion of the Disbursement Conditions Landlord fails to pay the portion of the Improvement Allowance requested by Tenant, or fails to provide Tenant with written notice (delivered in accordance with the Notices provision of the Lease) of any Disbursement Conditions that Tenant has failed to satisfy, then the following provisions shall apply:
(a)    Tenant shall have the right to re-submit (by delivery in accordance with the Notices provision of the Lease), the previously submitted request for disbursement, accompanied by a cover sheet that must state substantially the following in bold and capped font:  “THIS IS TENANT’S SECOND REQUEST, PURSUANT TO EXHIBIT B OF THE LEASE [insert description of the Lease], FOR DISBURSEMENT BY LANDLORD OF ALL OR A PORTION OF THE IMPROVEMENT ALLOWANCE.  LANDLORD HAS FAILED TO DISBURSE THE IMPROVEMENT ALLOWANCE TO TENANT OR TO SPECIFY IN WRITING TO TENANT WHICH DISBURSEMENT CONDITIONS TENANT HAS FAILED TO SATISFY.  IF

Exhibit B, Page 7

LANDLORD FAILS TO DISBURSE THE IMPROVEMENT ALLOWANCE SO REQUESTED, OR TO SO SPECIFY IN WRITING WHICH DISBURSEMENT CONDITIONS TENANT HAS FAILED TO SATISFY, WITHIN TWENTY (20) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE, TENANT SHALL HAVE THE RIGHT TO WITHHOLD AND RETAIN A PORTION OF THE MONTHLY BASE RENT OTHERWISE DUE TO LANDLORD.”
(b)    If Tenant’s second notice complies with the terms of subsection (a) above and Landlord’s failure to respond continues for twenty (20) days after Landlord’s receipt of such second notice from Tenant, so long as the Disbursement Conditions have been fully satisfied Tenant shall be entitled to withhold and retain from Base Rent thereafter payable by Tenant under the Lease the amount of the Improvement Allowance requested by Tenant from Landlord in such second notice, provided, however, that (i) the maximum amount that may be so withheld and retained from each month’s Base Rent shall be limited to fifty percent (50%) of such monthly Base Rent, and (ii) Tenant shall, prior to so withholding and retaining any part of the Base Rent, provide Landlord with a reasonably detailed invoice of each amount to be withheld and retained.  If within the twenty (20) day period provided in subsection (b) above Landlord provides written notice to Tenant specifying any Disbursement Conditions that have not been satisfied by Tenant, or otherwise disputes the disbursement amount requested by Tenant, then Tenant shall not be entitled to withhold and retain from Base Rent the requested amount, or, if different, the amount in dispute until such time as Tenant has satisfied such Disbursement Conditions or Landlord has affirmatively agreed to the amount of disbursement that Tenant is entitled to.  In the event a dispute arises between Landlord and Tenant regarding Landlord’s obligation to disburse the Improvement Allowance hereunder, then the dispute may be submitted to arbitration for resolution in accordance with the terms of this Lease by the AAA s set forth below.
Any dispute regarding Landlord’s failure to properly disburse all or any portion of the Improvement Allowance may be submitted to arbitration for resolution by the American Arbitration Association (the “AAA“) in San Jose, California, in accordance with the “Expedited Procedures“ of the AAA’s Commercial Arbitration Rules.  The determination of the arbitrator(s) shall be final and binding on Landlord and Tenant.
In the event Tenant offsets Base Rent pursuant to the terms and conditions of this Section 1.4.6, the amounts so offset shall be deemed to be paid by Landlord and Landlord shall have no further obligation therefor hereunder.

1.5.    Changes. If Tenant desires any change, addition or alteration in or to any Final Construction Documents or Design-Build Drawings (“Changes”) Tenant shall cause the Space Planner, Engineers or design-build subcontractors to prepare additional Plans implementing such Change. Tenant shall submit all proposed Changes to Landlord for Landlord’s prior written approval. If Landlord fails to approve the Change within ten (10) business days after receipt, then Landlord shall be deemed approved unless such changes adversely affect the structural portions of the Building or, in the case of improvements performed to a multi-tenant building, affect the Building Systems, and, in such case, Landlord’s failure to timely approve shall constitute a “Landlord Delay” if such Landlord Delay actually delays Tenant’s substantial completion of the Tenant Improvements and, in such case, as a result,

Exhibit B, Page 8

Tenant shall be entitled to one additional day of Abated Base Rent (i.e., $8,266.06) for each day of such delay.

2.    Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.
3.    Landlord Delay. Tenant shall be entitled to one (1) day of additional Abated Base Rent for each day that Tenant's completion of the Tenant Improvements is actually delayed beyond Tenant’s construction schedule solely as a result of a Landlord Delay. As used in this Lease, and without limiting any other references to a Landlord Delay hereunder, the term "Landlord Delay" means an actual delay in the completion of the Tenant Improvements beyond Tenant’s construction schedule resulting from Landlord's failure to approve or reasonably disapprove (pursuant to the terms of this Lease) any item in this Exhibit B expressly requiring Landlord's approval or disapproval within the time period provided for. Tenant hereby agrees to cooperate reasonably and in good faith with Landlord’s efforts to avoid or minimize any such potential or actual Landlord Delay.  If Tenant fails to notify Landlord of any such Landlord Delay within two (2) business days after the date Tenant knew of such actual or possible Landlord Delay, Tenant shall be deemed to have waived such Landlord Delay up to the date Tenant provides such notice to Landlord (provided that any increase in the duration of the Landlord Delay that would not have occurred but for Tenant’s failure to so notify Landlord of the Landlord Delay within two (2) business days of Tenant’s knowledge of the same shall be excluded from the calculation of any Landlord Delay).  If a Landlord Delay occurs, Tenant shall use good faith efforts to prosecute the Tenant Improvements in a timely and efficient manner in an effort to minimize or reduce the impact of such Landlord Delay.  Landlord, at its election and without any obligation to do so, may elect to pay for overtime labor and/or provide other resources to reduce the impact of any Landlord Delay.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B, Page 9

SCHEDULE 1 TO EXHIBIT B
APPROVED CONTRACTORS

Exhibit B, Page 10

SCHEDULE 2 TO EXHIBIT B
INSURANCE REQUIREMENTS

1.1    Without limiting Contractor’s indemnifications of Tenant as set forth in the Lease, Contractor shall maintain, as a part of the cost of the Tenant Improvements, and shall require each subcontractor of every tier maintain at its own expense, at all times during the construction of the Tenant Improvements and for such additional periods as required by the Lease, the insurance as described below and covering all additional insured parties as more specifically named in Schedule 3 unless otherwise amended from time-to-time pursuant to Changes addressing project specific hazard conditions. This insurance shall be endorsed to provide that it shall not be terminated, except on thirty (30) days prior written notice to Landlord (provided, however, that in the event that the insurance carrier will not provide such notice to Landlord, then Tenant must provide such written notice to Landlord within the time frame set forth above). All of such insurance shall be maintained in coverage amounts, with deductible amounts, with insurers, and on forms acceptable to Landlord and Landlord’s lender (if any) and, for all policies, except Worker’s Compensation, Employer’s Liability Insurance and Professional Liability Insurance, shall include Landlord, Landlord’s affiliates and subsidiaries as may be designated by Landlord or Property Manager at any time and as may be changed from time to time, Property Manager, the construction manager (if any), Landlord’s property management company for the Premises (if different from the Property Manager), Landlord’s lender (if any), and any other persons or organizations as Landlord may specify from time to time (collectively, with Landlord, the “Landlord Entities”) as additional insureds, with coverage provided to such additional insureds at least as broad as provided to the named insured and as provided by endorsement form numbers CG 20 10 07 04 and CG 20 37 07 04 or their equivalent promulgated by the Insurance Services Office. All insurance policies required shall be issued by companies licensed in the State who maintain a current Policyholder Alphabetic Category Rating of not less than “A-” and Financial Size Category Rating of not less than “VII” according to the latest edition of Best’s Key Rating Guide. Prior to Contractor commencing the Tenant Improvements, Tenant shall, and shall cause Contractor and each subcontractor of every tier to, furnish Landlord with Certificates of Insurance, on forms acceptable to Landlord, evidencing that insurance policies are in full force and effect that provide the required coverages and amounts of insurance listed below along with a copy of the endorsement providing additional insured coverage, the primary and non-contributing endorsement and the waiver of subrogation endorsements to the Landlord Entities. If a claim has been filed or threatened to be filed against Landlord, then at Landlord’s request, Tenant shall provide Landlord with copies of each insurance policy. Any other insurance carried by or available to any Landlord Entities which may be applicable, shall be deemed to be excess insurance and Tenant’s, Contractor’s and each subcontractor’s insurance shall contain a provision that it is deemed primary and non-contributing with any insurance carried by or available to the Landlord Entities. Each required insurance policy except for Worker’s Compensation, Employer’s Liability and Professional Liability shall include a Separation of Insureds clause such that the insurance applies separately to each insured against whom a claim or suit is asserted and the policies shall not contain any limitation or exclusion for claims or suits by one insured against another. Tenant shall be responsible for any deductible amounts under the required insurance policies, except to the extent such amounts may be included as part of the cost of the Tenant Improvements. Tenant shall provide, and shall cause Contractor and each

Exhibit B, Page 11

subcontractor of every tier to provide, the greater of (i) the insurance types, amounts and coverages already maintained by Tenant, Contractor and each subcontractor, determined individually with respect to each such party or (ii) the following insurance types, amounts and coverages:
(a)    Workers’ Compensation Insurance complying with applicable State and federal statutes and Employer’s Liability Insurance with limits of not less than $1,000,000 bodily injury by accident (each accident), $1,000,000 bodily injury by disease (each employee) and $1,000,000 bodily injury by disease (policy limit).
(b)    Commercial General Liability (“CGL”) Insurance written on an “occurrence form” basis, including, but not limited to, Premises - Operations Liability, Products - Completed Operations Liability, Contractual Liability Coverage and liabilities arising out of the actions of Independent Contractors. Such insurance shall contain minimum limits of liability as follows: of not less than $1,000,000 per occurrence limit, $1,000,000 Personal and Advertising Injury limit, $2,000,000 General Aggregate limit and $2,000,000 Products-Completed Operations Aggregate limit, with a Per Project General Aggregate provision or endorsement. The required limits may be provided by any combination of CGL and umbrella or follow form excess policies (see Section 1.1(d) below). Such insurance shall contain no explosion, collapse, or underground hazard exclusions. The deductible or self-insured retention amount required under any such policy shall not exceed $10,000 per occurrence. The insurance and the Landlord Entities’ additional insured status thereon shall be maintained continuously in force at least until the expiration of five (5) years after the expiration or termination of this Agreement or final completion of the Tenant Improvements, whichever is later. All such policies shall contain a provision that defense costs are paid in addition to and do not deplete any of the policy limits and a provision that the General Aggregate and, to the extent commercially reasonably available, Products - Completed Operations Aggregate apply separately to each project for which Contractor or any subcontractor of any tier performs operations away from premises owned by or rented to Contractor or any such subcontractor.
(c)    Business Auto Coverage with a limit of liability of $1,000,000 for any one accident or loss. Such insurance shall cover liability arising out of the use of owned, nonowned and hired automobiles. If Contractor or any subcontractor of any tier transports any hazardous materials, the business auto liability policy shall include ISO endorsement form MCS-90 or equivalent endorsement providing coverage for environmental and pollution claims and suits.
(d)    Umbrella or follow form excess liability insurance at least as broad as the underlying CGL insurance.  Umbrella/Excess Liability Insurance shall contain minimum limits of $10,000,000 per occurrence and $10,000,000 aggregate and shall be excess over the primary General Liability, Auto Liability and Employers Liability insurance.  The required CGL, Business Auto and Employer’s Liability insurance limits may be provided on a combination of primary and umbrella/follow form excess insurance policies.  Any such umbrella/follow form excess insurance policies shall provide that the coverage “follows form” to the underlying insurance and that such policy provides substantially equivalent or broader coverage than that provided by such underlying insurance, including the coverage for all required additional insureds; provided, however, that any material changes shall be subject to Landlord’s reasonable approval.

Exhibit B, Page 12

(e)    If Contractor or any subcontractors of any tier use owned, chartered, leased or hired mobile construction equipment, Tenant shall, and shall require Contractor and all such subcontractors to, maintain (or cause to be maintained) an “equipment floater” of the “all-risk” type, with limits not less than the full replacement cost of such equipment located at the jobsite and all of Contractor’s and any subcontractors’ business personal property, including tools and equipment, none of which will be insured under Landlord’s insurance policies.

(f)    Unless otherwise specified or agreed to, an “installation” floater and/or Builder’s Risk coverage or other property insurance providing “all risk” or “special causes of loss form” insurance coverage for all property, equipment, supplies and materials purchased for the Tenant Improvements prior to their delivery to the Premises and their installation or incorporation in the Premises, and for all tools, equipment, other materials and other personal property owned, rented or used by Contractor or by any subcontractors of any tier and used in connection with the Tenant Improvements. Such insurance coverage shall be for an amount at least equal to 100% of the estimated replacement cost of all such property, tools, equipment, supplies, materials and other personal property.

(g)    If Contractor or any subcontractor of any tier performs any of the Tenant Improvements on a design-build basis or performs other professional services, then Contractor and each such subcontractor shall also, for all such design-build Tenant Improvements and services, maintain professional liability insurance (and ensure that the engineer or other design professional performing the design Tenant Improvements or services maintain professional liability insurance) in an amount equal to the greater of (1) the professional liability insurance currently maintained by the engineer or other design professional performing such design work, or (2) $2,000,000 per claim and $2,000,000 annual aggregate. Each such professional liability policy shall provide full prior acts coverage or shall include a retroactive date no later than the date of commencement of the design-build Tenant Improvements or other professional services. Said insurance shall be maintained at all times during Contractor’s, subcontractor’s and the engineer’s or other design professional's performance on the Premises, and for a period of five (5) years after the expiration or termination of the Lease or final completion of the Tenant Improvements, whichever is later. In no event shall the self-insured retention on any such policy of insurance exceed $25,000 per claim.

(h)    If under circumstances other than performance of the Tenant Improvements done on a design-build basis, Contractor or any of its subcontractors of any tier or consultants provides and/or engages the services of any type of professional, including but not limited to engineers, architects and environmental consultants, whose failure due to a mistake or deficiency in design, formula, plan, specifications, advisory, technical, or other services could result in loss or liability, Tenant and each such other appropriate party shall obtain Professional (Errors and Omissions) Liability Insurance (with supervision of work exclusion deleted) with limits of liability of not less than $2,000,000 per claim and $2,000,000 annual aggregate. Each such professional liability policy shall provide full prior acts coverage or shall include a retroactive date no later than the date of commencement of the services. In no event shall the self-insured retention on any such policy of insurance exceed $25,000 per claim.

Exhibit B, Page 13

(i)    If the scope of the Tenant Improvements requires asbestos or other toxic or hazardous material remediation, removal, abatement, storage or disposal work, including, but not limited to, demolition work, Tenant shall cause Contractor and each such subcontractor to provide Contractor’s Pollution Liability Insurance and pollution legal liability for protection from claims and suits arising out of the performance of any Tenant Improvements involving such materials or operations. Coverage shall be continuously maintained in effect during the performance of such operations and Tenant Improvements and for not less than ten (10) years after the expiration or termination of the Lease or final completion of the Tenant Improvements, whichever is later, on an “occurrence form” basis, shall cover bodily injury or death, and property damage liability, defense costs, and clean-up costs. The limits of liability for this insurance shall be at least $5,000,000 each occurrence and $10,000,000 annual aggregate. Such policies shall include coverage for unknown UST’s; a definition of “property damage” that includes diminution in value of third party properties; a statement that such insurance is primary and non-contributory, including, but not limited to, as to any surety contracts or bonds; a statement that the insured’s rights will not be prejudiced if a failure to give notice due to the insured’s belief that the occurrence was not covered; coverage for products brought onto the Premises site where the Tenant Improvements or services are being performed; a definition of stop loss or cleanup cost cap that includes monitoring activities; a definition of cleanup costs that include any costs associated with natural resources damages; and a statement that exclusions for modification of remedial action plans shall not include changes required by regulatory agencies.

1.2    Tenant shall report immediately to Landlord and confirm in writing any injury, loss or damage incurred or caused by Contractor or any subcontractors of any tier, or its or their receipt or notice of any claim by a third party, or any occurrence that might give rise to such claim. Tenant shall, upon completion of the Tenant Improvements, submit to Landlord a recap of all such injuries, losses, damage, notices of third-party claims, and occurrences that might give rise to such claims.

1.3    Waiver of Rights of Recovery and Subrogation. To the fullest extent permitted by law, Tenant hereby waives all rights of recovery against Landlord Entities on account of loss or damage occasioned to Contractor or others under Contractor’s control or for whom it is responsible to the extent such loss or damage is insured against under any of Tenant’s insurance policies which may be in force at the time of the loss or damage or would have been so insured against if Tenant had complied with its obligations under this Schedule 2. Tenant shall procure substantially identical waivers from Contractor and its subcontractors of every tier in favor of the Landlord Entities. In addition, all of the insurance policies and coverages required to be obtained, pursuant to the provisions of this Schedule 2, by Tenant, Contractor and/or any subcontractors of any tier, shall provide for or be endorsed to provide a waiver of rights of recovery (including, but not limited to, subrogation) against the Landlord Entities.

1.4    If Tenant fails to comply with any of the provisions of this Schedule 2, Tenant, at its own cost, shall to the fullest extent permitted by law, defend, indemnify, protect and hold harmless the Landlord Entities from and against any and all Claims (including, but not limited to, Claims arising or resulting from the death or injury to any person or damage to any property) to the extent that Landlord would have been protected by any and all insurance arrangements made by Tenant, or any third party, had Tenant complied with all of the provisions of this Schedule 2.

1.5    Tenant, Contractor and any subcontractor of any tier shall not settle any claims made under its insurance policies for the Premises without first consulting with and obtaining the consent of Landlord. All insurance proceeds paid under any insurance policies for damage to the Premises shall be paid to Landlord; provided, however, that in all cases, payment and use of insurance proceeds shall be done in compliance with the requirements of Landlord’s lender, if any.

1.6    In the case of policies expiring while performance of the Tenant Improvements is in progress, a renewal certificate with all applicable endorsements must be received at the business office of Landlord prior to the expiration of the existing policy or policies. Permitting Contractor or any subcontractor of any tier to start the Tenant Improvements, continue the Tenant Improvements, or releasing any progress payment prior to or without compliance with any of these requirements shall not constitute a waiver of, or estoppel to assert, any such requirement. If at any time Tenant’s, Contractor’s or any subcontractor of any tier’s insurance fails to meet the requirements stated herein, all payments may be held until the non-compliance has been corrected to Landlord’s satisfaction.

Exhibit B, Page 14

1.7    None of the requirements contained herein as to types, limits and acceptability of insurance coverage to be maintained by Tenant, Contractor and subcontractors of every tier are intended to, and shall not in any manner, limit or qualify the liabilities and obligations assumed by Tenant under the Lease or at law, including, without limitation, such parties’ indemnification obligations and liability in excess of the limits of the coverages required herein. Neither receipt of certificates, endorsements or policies showing less or different coverage than requested, nor any other forbearance or omission by Landlord, shall be deemed a waiver of, or estoppel to assert, any right or obligation regarding the insurance requirements herein. Tenant, Contractor and subcontractors of every tier shall be solely responsible to pay any amount that lies within the deductible(s) or self-insured retention(s) of such parties’ policies, regardless of the amount of the deductible(s) or self-insured retention(s) and regardless of the cause of the loss or damage.

1.8    None of the requirements contained herein shall relieve Tenant, Contractor or any subcontractor of any tier of their respective obligations to exercise due care in the performance of their duties in connection with the Tenant Improvements or to complete the Tenant Improvements in strict compliance with the Final Construction Documents and Design-Build Drawings.
1.9    Tenant shall immediately notify Landlord in writing upon receipt by Tenant, or its insurance broker or agent, of any notice of cancellation, non-renewal or rescission of any policy required to be maintained by Tenant pursuant to this Schedule 2.

Exhibit B, Page 15

SCHEDULE 3 TO EXHIBIT B

ADDITIONAL INSURED ENTITIES

1.ECI Four Gold Street LLC, a Delaware limited liability company, as Owner.
2.Embarcadero Capital Partners, LLC, a Delaware limited liability company.
3.Embarcadero Capital Investors Four LP, a Delaware limited partnership.
4.ECP Four LLC, a Delaware limited liability company.
5.Embarcadero Realty Services, LP, a California limited partnership, as Property
Manager.

6.	The insurer should also add the standard catch-all of the “directors, officers, partners, members, employees, agents, shareholders, managers, representatives and affiliates” of the foregoing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B, Page 16

SCHEDULE 4 TO EXHIBIT B

CONCEPTUAL SPACE PLAN

BILDG E 1ST FLOOR - HEADCOUNT	
SEATING TYPE	NO.
[illegible]	43
[illegible]	424
[illegible]	0
	[illegible]

SK1.3 - BUILDING E 2190 1ST FLOOR CAFE PLAN - REV3

06/20/2016

IA INTERIOR ARCHITECTS
SILICON VALLEY
559 CLYDE AVENUE, SUITE 200
MOUNTAIN VIEW CA 94043
TEL 650-625-4100

Exhibit B, Page 17

BLDG E 2ND FLOOR - HEADCOUNT	
SEATING TYPE	NO.
[illegible]	[illegible]
[illegible]	[illegible]
[illegible]	[illegible]
	[illegible]

SK2.1 - BUILDING E 2190 2ND FLOOR FURNITURE PLAN - REV1

06/13/2016

INTERIOR ARCHITECTS
SILICON VALLEY
559 CLYDE AVENUE, SUITE 200
MOUNTAIN VIEW CA 94043
TEL 650-625-4100

Exhibit B, Page 18

BLDG D 1ST FLOOR - HEADCOUNT	
SEATING TYPE	NO.
[illegible]	35
[illegible]	121
[illegible]	4
	150

SK1.2 - TIVO BUILDING D 1ST FLOOR FURNITURE PLAN OPTION 3 - REV1

2160 GOLD ST, SAN JOSE

06/13/2016

IA INTERIOR ARCHITECTS

SILICON VALLEY

559 CLYDE AVENUE, SUITE 200
MOUNTAIN VIEW CA 94043
TEL 650-625-4180

Exhibit B, Page 19

EXHIBIT C

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.    Use of Common Areas. In the event Tenant is not the sole occupant of a Building, then Tenant will not obstruct the halls, passages, exits, entrances, elevators or stairways of such Building (“Interior Common Areas”) or the Common Areas thereof, and Tenant will not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. In such event, the Interior Common Areas and the Common Areas will not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2.    Access to Roof. Tenant’s right to access the roof of the Building is as expressly set forth in the Lease. Any device installed upon the roof without Landlord’s written consent or otherwise in accordance with the terms and conditions of the Lease is subject to removal at Tenant’s expense without notice at any time. In any such event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3.    Signage.  Except as otherwise expressly provided in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion.  Landlord may, at its election and at any time, adopt and furnish Tenant with general guidelines relating to signs in or on the Building.  All signage approved by Landlord shall be inscribed, painted or affixed in a professional manner and at Tenant’s sole cost and expense and by a contractor approved in advance and in writing by Landlord.

Exhibit C, Page 1

Initials

4.    Prohibited Uses. Except as otherwise expressly permitted by the Lease, the Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Except as otherwise expressly permitted by the Lease, Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and provided that such activity does not generate odors outside of the Premises.

5.    Janitorial Services. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant's employees or a janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord.

6.    Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each exterior door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.    Freight. Tenant shall not transport freight in loads exceeding the posted weight limitations of the freight elevator, if any, in the Building. Tenant shall not bring upon any floor of a Building any load in excess of the Building’s capacity, as described by Landlord, if any. In addition, if Tenant is no longer the sole occupant of the Building, Landlord reserves the right to prescribe additional reasonable requirements concerning the transportation of freight into and out of the Building. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

8.    Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or reasonably annoying to any other tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Buildings, if any. Tenant will not use or keep in the Premises or the Project any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere

{2181-00565/00634477;16}
Exhibit C, Page 2

in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Project without Landlord’s prior written approval (which may include Landlord’s adoption, in its sole and absolute discretion, of a written animal policy that is generally applicable to the Building).

9.    Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.    Window Coverings. No non-Building standard curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment that is visible from the exterior of the Building shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord.

11.    Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

12.    Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

13.    [Intentionally Omitted]

14.    Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

15.    Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment so as not to damage the Building.

16.    Refuse. Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by

Exhibit C, Page 3

Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program reasonably adopted by Landlord for the Building.

17.    Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

18.    Parking. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

19.    Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures reasonably established by Landlord or any governmental agency.

20.    Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

21.    Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

22.    Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

23.    Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules (subject to any applicable notice and cure period set forth in the Lease) constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

24.    Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to

Exhibit C, Page 4

enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

25.    Additional and Amended Rules. Landlord reserves the right to reasonably rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

26.    Crane and Rigging Operations. For safety purposes, crane or rigging operations are required to be pre-planned so that no building occupants are working or are allowed under a loaded crane during operation. The only exception to this rule is trained crane company employees who are responsible for hooking and unhooking the materials to the crane, or who are helping to guide the materials into position and who are all operating subject to OSHA code compliance. To protect Landlord’s rights and to insure the safety of all Building occupants, all rigging and crane work at or about the Building must take place outside of normal business hours.  All rigging or crane lifts must be scheduled with Landlord no less than fourteen (14) days prior to the scheduled rigging date and approval is subject to the Landlords ability to reasonably coordinate with tenants occupying the space below the affected rigging or crane lifting area. To prevent materials from falling, the material must be rigged using self-closing safety latches. All crane operations, rigging and latching must be done by qualified riggers or operators operating under full compliance with Federal, State and Local codes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C, Page 5

EXHIBIT D

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

37.    EXISTING LEASE TERMINATION.

37.1    Effective as of September 1, 2016 (the “Early Existing Lease Expiration Date”) and subject to the agreements, representations, warranties and indemnities contained in this Section, the Existing Lease is terminated and the Term (as defined in the Existing Lease) of the Existing Lease shall expire with the same force and effect as if the Term was, by the provisions thereof, fixed to expire on the Early Existing Lease Expiration Date.

37.2    Landlord agrees to accept the surrender of the Existing Lease from and after the Early Existing Lease Expiration Date and, effective as of the Early Existing Lease Expiration Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Existing Lease after the Early Existing Lease Expiration Date, provided that Tenant has satisfied, performed and fulfilled all of the agreements set forth in this Section, and each of the representations and warranties set forth in Section 37.5 below are true and correct. Notwithstanding anything in this Section 37 to the contrary, Landlord and Tenant shall each remain liable for all of their respective obligations under the Existing Lease arising prior to the Early Existing Lease Expiration Date, including, without limitation, all year-end adjustments with respect to Tenant’s Share of Operating Expenses and Tax Expenses (as defined in the Existing Lease) for that portion of the calendar year up to and including the Early Existing Lease Expiration Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Existing Lease, unless otherwise specified herein.

37.3    With respect to the releases set forth in Sections 37.1 and 37.2 above, the parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542 which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Exhibit D, Page 1
Initials

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.

37.4    On or prior to the Early Existing Lease Expiration Date, Tenant shall fulfill all covenants and obligations of Tenant under the Existing Lease applicable to the period prior to and including the Early Existing Lease Expiration Date; provided, however, the surrender provisions in the Existing Lease shall not be applicable.

37.5    Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant’s interest in the Existing Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Existing Lease or Tenant’s interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with Tenant’s occupancy of the Premises or the Building 2100 Premises (as defined in Section 41 below); (d) no other person or entity has an interest in the Existing Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Premises or the Building 2100 Premises which has not been fully paid for and for which appropriate waivers of mechanic’s liens have not been obtained. The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of the Early Existing Lease Expiration Date.

38.    PARKING.

38.1    Tenant’s Parking Rights. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, 3.4 parking spaces in the Parking Facility for each one thousand (1,000) rentable square feet of the Premises (which, based on the rentable square footage of the Premises as originally described in the Lease, is 432 parking spaces). If Tenant leases additional office space pursuant to the Lease, Landlord shall provide Tenant, also on an unassigned, non-exclusive and unlabeled basis, 3.4 additional parking spaces in the Parking Facility for each one thousand (1,000) rentable square feet of additional office space leased to Tenant. Landlord shall not reduce the number of parking spaces provided to Tenant unless required by applicable Law or as a result of Condemnation, subject to, and in accordance with, the terms and conditions of this Lease. In no event shall Landlord provide less parking spaces in the Project than the number of parking spaces required by applicable Law. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Up to three percent (3%) of the unassigned spaces in the Parking Facility may be designated by Landlord as Building visitors’ parking.

38.2    Availability of Parking Spaces. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and

Exhibit D, Page 2

users of the Parking Facility. Access to the Parking Facility may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

38.3    Assignment and Subletting. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion, or otherwise in connection with an assignment of the Lease or sublease of the Premises pursuant to Section 14 of the Lease. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord (i.e. not in connection with an assignment of the Lease or sublease of the Premises pursuant to Section 14 of the Lease), Landlord shall be entitled to receive, as Additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

38.4    Condemnation, Damage or Destruction. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and the Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility shall be reduced proportionately. In such event, and subject to the terms of this Section 38.4, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility. Notwithstanding the foregoing, so long as Tenant is leasing the entirety of both the 2160 Building and the 2190 Building (or, following any fire or other casualty or Condemnation, such portions thereof as may not have been terminated hereunder), in the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, the Lease is not terminated, and the available number of parking spaces in the Parking Facility is permanently reduced by fifteen percent (15%) or more, Landlord shall, at no cost to Tenant, provide Tenant with alternative parking spaces located within a reasonable distance from the Parking Facility, in which case Landlord shall provide Tenant with transportation (which may including valet parking or reasonable shuttle service) from such alternative parking to the Building (the method and frequency of which shall be reasonably determined by Landlord and Tenant).

38.5    Access. Subject to compliance with applicable Laws, events of force majeure and Landlord’s repair, maintenance and reasonable operation of the Building, Tenant shall have access to the Parking Facility for Tenant and its employees twenty four (24) hours per day/seven (7) days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may impose, including, without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable.

Exhibit D, Page 3

39.    EXTENSION OPTIONS. Provided that Tenant has not assigned the Lease (other than to a Permitted Transferee) or sublet all or substantially all of the Premises for all or substantially all of the remaining Term (other than to a Permitted Transferee) (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and any Permitted Transferee which is an assignee of the Lease pursuant to Section 14.9 and shall not be transferable or exercisable for the benefit of any other Transferee), and provided Tenant is not in default under the Lease beyond any applicable notice and cure period at the time of exercise or at any time thereafter until the beginning of such extension of the Term, Tenant shall have two (2) options (each, an “Extension Option”) to extend the Term, each for an additional consecutive period of five (5) years (each, an “Extension Period” ), by giving written notice (“Tenant’s Extension Notice”) to Landlord of the exercise of such applicable Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the then current Term of this Lease. The exercise of each Extension Option by Tenant shall be irrevocable and shall cover either (a) the entire Premises leased by Tenant pursuant to the Lease; or (b) either the entirety of Building 2160 or the entirety of Building 2190 (provided that Tenant or a Permitted Transferee is then currently leasing such spaces). Tenant’s Extension Notice shall expressly identify the portion of the Premises Tenant desires to Lease for the applicable Extension Period. If Tenant fails to provide such Tenant’s Extension Notice, Tenant shall have no further or additional right to extend the Term. In addition, if Tenant’s Extension Notice fails to indicate the portion of the Premises that Tenant desires to lease for the Extension Period, then Tenant shall be deemed to have elected to extend the Lease for the entire Premises leased by Tenant as of the date immediately preceding the date the applicable Extension Period is to commence. Upon each such exercise, each applicable term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the applicable Extension Option. Each of the Extension Options shall terminate if not exercised precisely in the manner provided herein. In addition, if Tenant fails to validly exercise the first Extension Option, Tenant shall have no further right to extend the term of this Lease. Any extension of the Term shall be upon all the terms and conditions set forth in the Lease and all Exhibits thereto, except that: (i) upon exercise of the second Extension Option, Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; (iii) Landlord shall not be obligated to pay any fee or commission to any broker; and (iv) Base Rent for the applicable Extension Period shall be one hundred percent (100%) of the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

39.1    “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space in the Building, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings of comparable quality as the Building in the North San Jose/Alviso, California area, for leases with terms approximately equal to the term for which Fair Market Base Rental is being determined, taking into account all relevant economic factors, including: (a) the desirability, location in the building, size and quality of the space, including interior finishes and other tenant improvements;

Exhibit D, Page 4

(b) included services and related operating expenses and tax and expense stops or other escalation clauses; and (c) any other special rights or obligations of Tenant under the Lease in comparison to typical market leases (e.g. for parking, signage, and extension or expansion options). Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the in the North San Jose/Alviso, California area, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

39.2    Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the applicable Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the North San Jose/Alviso, California area. Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees. If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.
39.3    In the event the Fair Market Base Rental for the applicable Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for the applicable Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the applicable Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.
39.4    The term of the Lease, whether consisting of the initial Term alone or the initial Term as extended by the applicable Extension Period (if the applicable Extension Option is exercised), is referred to in this Lease as the “Term.”
39.5    Notwithstanding anything herein to the contrary, each Extension Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

40.    TERMINATION OPTION.

40.1    Tenant shall have the option to elect to have the Term of this Lease expire with respect to the entire Premises as initially defined in this Lease on January 31, 2025 (the “Early Expiration Date”) instead of the Expiration Date specified in the Basic Lease Information of the Lease (“Termination Option”), if:

Exhibit D, Page 5

40.1.1    There is no Event of Default continuing at the date Tenant provides Landlord with a Termination Notice (hereinafter defined); and

40.1.2    No part of the Premises is sublet for a term extending past the Early Expiration Date; and

40.1.3    The Lease has not been assigned (other than to a Permitted Transferee); and

40.1.4     Landlord receives notice of termination (“Termination Notice”) not more than eighteen (18) full calendar months nor less than fifteen (15) full calendar months prior to the Early Expiration Date.

40.2    If Tenant exercises its Termination Option, concurrent with Tenant’s delivery to Landlord of Tenant’s Termination Notice, Tenant shall pay to Landlord the sum of (i) an amount equal to the unamortized portion of all of the following: (a) any leasing commissions and legal fees, (b) any abated rent (other than as a result of any Landlord Delay), (c) the Improvement Allowance and the Space Plan Allowance; and (d) an amount equal to six (6) months of the then current Base Rent (collectively, the “Termination Fee”), as a fee in connection with the acceleration of the Expiration Date and not as a penalty. Tenant shall remain liable for all Base Rent, Tenant’s Share of Operating Costs and Taxes, Additional Rent and all other sums due under the Lease up to and including the Early Expiration Date even though billings for such may occur subsequent to the Early Expiration Date. The “unamortized portion” of any of the foregoing shall be determined using an interest rate of eight percent (8%) per annum.

40.3    If, subsequent to providing Landlord with a Termination Notice, an Event of Default has occurred and is continuing (including, without limitation, a failure to pay the Termination Fee due hereunder) beyond applicable notice and cure periods, Landlord, at its option, may (i) declare Tenant's exercise of the Termination Option to be null and void, and any Termination Fee paid to Landlord shall be returned to Tenant, after first applying such Termination Fee against any past due Rent under the Lease, or (ii) continue to honor Tenant’s exercise of its Termination Option, in which case, Tenant shall remain liable for the payment of the Termination Fee and for all Base Rent, Tenant’s Share of Operating Costs and Taxes, any Additional Rent and other sums due under the Lease up to and including the Early Expiration Date even though billings for such may occur subsequent to the Early Expiration Date.

40.4    As of the date Tenant provides Landlord with an Termination Notice, any unexercised rights or options of Tenant to extend the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

41.    BUILDING 2100 PREMISES.

Exhibit D, Page 6

41.1    During the period beginning on the Commencement Date and ending (subject to Section 41.4 below) on the earlier of (i) the date that is ninety (90) days after the date on which Landlord receives a notice of termination (a “Swing Space Termination Notice”) from Tenant (provided that in no event shall Tenant deliver such notice prior to November 1, 2016 and in no event shall Tenant be entitled to deliver such notice if Tenant has previously exercised its Expansion Option, as defined in Section 41.4 below); or (ii) November 30, 2017 (such date of termination, the “Building 2100 Premises Termination Date” and such period being referred to herein as the “Building 2100 Premises Term”), Tenant shall lease approximately 37,145 rentable square feet (as depicted on Exhibit I to the Lease, the “Building 2100 Premises”) in the building within the Project located at 2100 Gold Street, San Jose, California (“Building 2100”) for the use set forth in Section 5.1 of the Lease. During the Building 2100 Premises Term, the Building 2100 Premises shall be deemed the “Premises” for purposes of Section 10 – Exculpation and Indemnification of the Lease. Tenant currently is in possession of the Building 2100 Premises pursuant to the terms of the Existing Lease. Accordingly, as of the date hereof, Tenant hereby accepts the Building 2100 Premises in its current “as-is” condition and configuration, it being agreed that there are no representations or warranties by Landlord regarding the condition of the Building 2100 Premises and that Landlord shall be under no obligation to perform any work in the Building 2100 Premises or, subject to Section 41.4 below, to incur any costs in connection with Tenant’s move in, move out or occupancy of the Building 2100 Premises. Tenant acknowledges that it shall be entitled to use and occupy the Building 2100 Premises at its sole cost, expense and risk. Tenant shall not, subject to Section 41.4 below, construct any improvements or make any alterations of any type to the Building 2100 Premises without the prior written consent of Landlord. All costs in connection with making the Building 2100 Premises ready for occupancy by Tenant shall, subject to Section 41.4 below, be the sole responsibility of Tenant.

41.2    The Building 2100 Premises shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that (i) Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Building 2100 Premises which was granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Building 2100 Premises, and (ii) subject to Section 41.4 below, the Building 2100 Premises shall not be subject to any renewal or expansion rights of Tenant under the Lease. During the Building 2100 Premises Term, Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, 3.4 parking spaces in the Parking Facility for each one thousand (1,000) rentable square feet of the Building 2100 Premises (which, based on the rentable square footage of the Building 2100 Premises, is 126 parking spaces). The use of such unreserved parking spaces shall be subject to the terms of Section 38 above.

41.3    Base Rent for the Building 2100 Premises during the Building 2100 Premises Term shall be (a) $48,528.27 each month through July 31, 2017; and (b) thereafter, $72,432.75 until the end of the Building 2100 Premises Term, payable in accordance with the Lease. Base Rent payable for the Building 2100 Premises for any partial month shall be prorated to reflect the actual number of days of such partial month falling within the Building 2100 Premises Term. In addition, Tenant shall be required to pay Tenant’s Share of Operating Costs and Taxes for the Building 2100 Premises during the Building 2100 Premises Term in accordance with the terms

Exhibit D, Page 7

of Section 3.2 of the Lease. Tenant’s Share for the Building 2100 Premises is deemed to mean 52.19% of Building 2100 and 12.28% of the Project.

41.4    Notwithstanding anything to the contrary contained in Sections 41.1 through 41.3 above, Tenant shall have the option (the “Expansion Option”) to lease the Building 2100 Premises for the remainder of the Term if: (i) Landlord receives written notice (the “Expansion Notice”) from Tenant of the exercise of its Expansion Option on or before January 9, 2017; and (ii) no Event of Default exists at the time that Landlord receives the Expansion Notice; and (iii) no material part of the Premises is sublet (other than to a Permitted Transferee) at the time Landlord receives the Expansion Notice; and (iv) this Lease has not been assigned (other than to a Permitted Transferee) prior to the date that Landlord receives the Expansion Notice; and (v) the Building 2100 Premises is intended for the exclusive use of only Tenant (or a Permitted Transferee) during the Term; and (vi) Tenant has not vacated or abandoned the Premises or the Building 2100 Premises at the time Landlord receives the Expansion Notice; and (vii) Landlord has not received a Swing Space Termination Notice at the time Landlord receives the Expansion Notice. The Expansion Option shall be subject to the following terms and conditions:

41.4.1    The term for the Building 2100 Premises shall be extended and shall end, unless sooner terminated pursuant to the terms of the Lease, on the Expiration Date, it being the intention of the parties hereto that, in such event, the term for the Building 2100 Premises and the Term for the initial Premises shall be coterminous.

41.4.2    Effective as of August 1, 2017, Base Rent for the Building 2100 Premises shall be as follows:

8/1/2017 – 1/31/2018: $72,432.75 per month
2/1/2018 – 1/31/2019: $74,605.73 per month
2/1/2019 – 1/31/2020: $76,843.90 per month
2/1/2020 – 1/31/2021: $79,149.22 per month
2/1/2021 – 1/31/2022: $81,523.70 per month
2/1/2022 – 1/31/2023: $83,969.41 per month
2/1/2023 – 1/31/2024: $86,488.49 per month
2/1/2024 – 1/31/2025: $89,083.15 per month
2/1/2025 – 1/31/2026: $91,755.64 per month
2/1/2026 – 1/31/2027: $94,508.31 per month

In addition, Tenant shall pay Tenant’s Share of Operating Costs and Taxes for the Building 2100 Premises on the same terms and conditions set forth in Section 3.2 of the Lease.

41.4.3    Tenant may perform improvements to the Building 2100 Premises and Tenant shall be entitled to an improvement allowance (the “Building 2100 Premises Allowance”) of up to $1,188,640.00 (i.e., $32.00 per rentable square foot of Building 2100 Premises) in connection with any such work; provided, however, that an amount up to $817,190.00 (i.e., $22.00 per rentable square foot of Building 2100 Premises) of the Building 2100 Premises Allowance may be applied toward the Tenant Improvements performed in Building 2160 and/or Building 2190, subject to and in accordance with the terms of the Lease.

Exhibit D, Page 8

Any improvements performed by Tenant to the Building 2100 Premises, Building 2160 and/or Building 2190 shall be subject to Section 6 of the Lease. Landlord shall disburse the Building 2100 Premises Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the Tenant Improvement Allowance described in Exhibit B to the Lease. In no event shall Tenant be entitled to any disbursement of the Building 2100 Premises Allowance after June 1, 2018.

41.4.4    The Building 2100 Premises shall be considered part of the “Premises”, subject to all the terms and conditions of the Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in this Lease for the initial Premises shall apply to the Building 2100 Premises, except as may be specifically provided otherwise in this Section 41.

41.4.5    If Tenant is entitled to and properly exercises its Expansion Option, Landlord shall prepare an amendment (the “Expansion Amendment”) to reflect the changes in Base Rent, rentable square footage of the Premises, Tenant's Share and other appropriate terms to reflect multi-tenant occupancy in Building 2100. A copy of the Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Expansion Notice, and Tenant shall execute and return the Expansion Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Expansion Option shall be fully effective whether or not the Expansion Amendment is executed.

41.4.6    If Tenant is entitled to and properly exercises its Expansion Option, then, except in the case of a casualty or condemnation, (a) if Tenant provides notice (the “Repair/Service Notice”) to Landlord of the need for any repairs to the Building 2100 Premises, or with respect to any elevators or any roof of Building 2160 and/or Building 2190, that are Landlord’s obligation pursuant to the Lease (a “Required Action”), and (b) Landlord fails to perform the Required Action within a commercially reasonable period of time not to exceed thirty (30) days (which period shall be extended on a day-for-day basis for each day of force majeure delay (as described in Section 26 of the Lease) which delays Landlord in curing such failure) after the date of the Repair/Service Notice (the “Notice Date”) (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within thirty (30) days, the time within which Landlord is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith), and (c) such failure materially and adversely interferes with Tenant’s business operations in the Building 2100 Premises, Building 2160 or Building 2190, as the case may be, then Tenant may (but shall not be obligated to) proceed to take the Required Action, pursuant to the terms of the Lease, and shall deliver a second notice to Landlord specifying that Tenant is about to take the Required Action (the “Second Notice”). In the event takes such Required Action, Tenant shall use only those contractors used by Landlord in the Building for work unless (i) such contractors are unwilling or unable to perform, or timely perform, such work, (ii) such contractors are unwilling to perform such work for a price that is market-based, or (iii) Landlord fails to identify who the approved contractors are for work in the Building within two (2) business days following Tenant's request therefor, in any of which events Tenant may utilize the services of any other qualified, appropriately insured, bonded and licensed (in the state in which the Building is located) contractor which normally and regularly

Exhibit D, Page 9

performs similar work in comparable buildings. Prior to starting any Required Action, Tenant shall furnish Landlord with plans and specifications therefor, if appropriate; copies of contracts; necessary governmental permits and approvals; evidence of contractor's and subcontractor's insurance. All such work shall be performed in a good and workmanlike manner using materials of a quality that is at least equal to or better than the existing materials for the Building. Tenant shall comply with the reasonable rules, regulations and procedures for the performance of work in the Building which have been provided to Tenant. Upon completion of any such work, Tenant shall furnish "as-built" plans (to the extent appropriate), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the work comply with all insurance requirements of the Lease and applicable Laws. Notwithstanding anything to the contrary set forth herein, if any Required Action may affect the Building Systems or equipment or Building structure, any area outside of the Building 2100 Premises or any Common Areas, or the exterior appearance of the Building, Tenant shall not be permitted to take the Required Action. The full amount of the documented, third party out-of-pocket reasonable costs and expenses so incurred by Tenant (the “Reimbursable Costs”) shall be paid by Landlord to Tenant, within thirty (30) days after written demand therefor (provided that such written demand is accompanied by reasonable documented evidence of the Reimbursable Costs); provided, however, in no event shall such Reimbursable Costs exceed $100,000.00. Tenant shall give no less than three (3) business days prior written notice to Landlord of Tenant's intention to exercise its rights under this Section 41.4.6. Any dispute regarding the Required Action and/or any Reimbursable Costs may be submitted to arbitration for resolution by the AAA in San Jose, California, in accordance with “Expedited Procedures” of the AAA’s Commercial Arbitration Rules. The determination of the arbitrator(s) shall be final and binding on Landlord and Tenant.

41.5    If Tenant does not timely and validly exercise its Expansion Option, then upon termination of the Building 2100 Premises Term, Tenant shall perform any removal and restoration work required under the Existing Lease (which obligation shall expressly survive the expiration of the Existing Lease) with respect to the Building 2100 Premises (including without limitation, the removal of any signage existing with respect to the Building 2100 Premises and repair of any damage caused by such removal); provided, however, that Tenant shall not have any removal or restoration requirements with respect to alterations, additions and improvements made by or on behalf of Tenant pursuant to the Existing Lease (including with respect to any alterations existing in the Premises as of the date of this Lease but excluding all voice and data cabling which Tenant shall be required to remove at the expiration or earlier termination of the Term of the Lease. Tenant shall be fully liable for all damage Tenant or Tenant's agents, employees, contractors, or subcontractors cause to the Building 2100 Premises. Without limiting the generality of the foregoing, upon termination of the Building 2100 Premises Term, Tenant, at its cost, shall remove its signage from the monument sign for Building 2100 and restore the affected portion of such monument sign to the condition prior to installation thereof, ordinary wear and tear excepted. If Tenant does not perform such work within such ten (10) day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within thirty (30) days after request therefor. Tenant shall have no right to hold over or otherwise occupy the Building 2100 Premises at any time following the expiration or earlier termination of the Building 2100 Premises Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the

Exhibit D, Page 10

Building 2100 Premises, without first providing notice thereof to Tenant. In the event of holding over by Tenant after expiration or termination of the Building 2100 Premises Term without the written authorization of Landlord, Tenant shall pay, for such holding over, one hundred fifty percent (150%) of the monthly Base Rent due for the Building 2100 Premises at the rate in effect immediately preceding the expiration of the Building 2100 Premises Term for each month or partial month of holdover, plus all damages, including consequential damages, that Landlord incurs as a result of the Tenant's hold over; provided, however, upon agreement on material terms for a third-party lease or other such agreement, which affects all or a portion of the Premises, Landlord shall deliver a New Lease Notice of such lease or other agreement to Tenant and the terms of the foregoing liability for damages shall not be effective until the later of (i) the date that occurs fifteen (15) days following the date Landlord delivers such New Lease Notice to Tenant, or (ii) the date such holdover commences. During any such holdover, Tenant’s occupancy of the Building 2100 Premises shall be deemed that of a tenant at sufferance, and in no event, either during the Building 2100 Premises Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law. While Tenant is occupying the Building 2100 Premises, Landlord or Landlord's authorized agents shall be entitled to enter the Building 2100 Premises, upon reasonable notice, to display the Building 2100 Premises to prospective tenants.

42.    ROOF SPACE FOR DISH/ANTENNA.

42.1    During the Term, Tenant shall have the right to lease space on the roof (the “Roof Space”) of the Building, at no monthly charge, for the purpose of operating and maintaining the existing satellite dishes and equipment described on Exhibit K ("Existing Rooftop Equipment") and such other telecommunications equipment as Landlord may approve hereunder (collectively, the “Communication Equipment”). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s relocation shall take into account Tenant’s use of the Communication Equipment. Notwithstanding the foregoing, except for the Existing Rooftop Equipment, Tenant’s right to install Communication Equipment shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Communication Equipment, the manner in which the Communication Equipment is attached to the roof of the Building and the manner in which any cables are run to and from the Communication Equipment. The precise specifications and a general description of the Communication Equipment along with all documents Landlord reasonably requires to review the installation of the Communication Equipment (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Communication Equipment. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Communication Equipment. Tenant shall notify Landlord upon completion of the installation of the Communication Equipment. If Landlord determines that the Communication Equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Communication Equipment or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the

Exhibit D, Page 11

Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Communication Equipment (the “Aesthetic Screening”).

42.2    Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Communication Equipment, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that prior to commencing any such installation, maintenance, repairs or removal, Tenant shall cause reasonable and customary hazard notices and safety barriers to be placed on the roof and that access to the roof of the Building and the Roof Space shall only be granted to authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, if applicable, or persons under Tenant’s direct supervision. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Communication Equipment, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its Representatives or Visitors.

42.3    Tenant agrees to install only equipment of types and frequencies (to the extent applicable) which will not cause unreasonable interference to Landlord or other occupants, if any, of the Building. In the event Tenant’s equipment transmits and/or receives and the same causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove such Communication Equipment from the Roof Space. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Communication Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under the Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of any FCC license in all respects. The Communication Equipment shall be connected to Landlord’s power supply in strict compliance with all applicable Laws. Neither Landlord nor any Landlord Parties shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Communication Equipment or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause

Exhibit D, Page 12

beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor any Landlord Parties shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

42.4    The Communication Equipment, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with other tenants, if any, or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or any of Tenant’s Representatives or Visitors.

42.5    In light of the specialized nature of the Communication Equipment, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Communication Equipment, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. In Landlord’s sole discretion, Landlord may require that Tenant, at its sole cost and expense, retain roofing contractors selected by Landlord to perform such work (to the extent that it involves the roof), or, at Landlord’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Communication Equipment, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall notify Tenant at least ten (10) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

42.6    Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Communication Equipment to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee, if any, of the Building or any other building. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use the roof space of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space. Tenant specifically acknowledges and agrees that the terms and conditions of Section 10 of the Lease

Exhibit D, Page 13

shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant or any of its Representatives or Visitors.

43.    MONUMENT SIGNAGE.

43.1    Provided that TiVo Inc., a Delaware corporation, or any Permitted Transferee or an assignee approved by Landlord pursuant to the terms and conditions of this Lease, leases the entirety of the 2160 Building and 2190 Building (or, following any fire or other casualty or Condemnation, such portions thereof as may not have been terminated hereunder (the “Signage Conditions”), then subject to having all required approvals and permits, Tenant shall have the exclusive right to signage at the same location and the same size (identifying Tenant, a Permitted Transferee or any other approved Transferee hereunder) on each of the following existing monument signs (collectively, the “Monument Signs”), subject to and in accordance with the terms and conditions of this Section 43: one (1) monument sign facing Highway 237; one (1) monument sign adjacent to Building 2160; and one (1) monument sign adjacent to Building 2190; provided, however, that in the event Tivo, Inc., a Delaware corporation, a Permitted Transferee, or an assignee approved by Landlord leases less than one hundred percent (100%) but more than twenty five percent (25%) of either the 2160 Building or the 2190 Building, Tenant shall continue to have the right to place signage on the Monument Signs (identifying Tenant, any Permitted Transferee or any other approved Transferee hereunder) but on a non-exclusive basis only.

43.2    Tenant shall perform all necessary maintenance and repair to the Monument Signs in a manner reasonably acceptable to Landlord. If Tenant fails to maintain and/or repair the Monument Signs to Landlord’s reasonable satisfaction, Landlord may perform such maintenance and repairs and Tenant shall be liable for all costs related to the same. All costs for which Tenant is responsible under this Section 43 shall be paid by Tenant to Landlord within thirty (30) days of written request by Landlord.

43.3    Upon expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) any of the conditions for the Monument Signage are no longer satisfied, then Tenant’s rights granted herein (or such rights for which the conditions are no longer satisfied, as applicable), will terminate and Tenant, at its cost within ten (10) days after request by Landlord, shall remove all signage (or applicable portion thereof) from the Monument Signs and restore the affected portion of the Monument Signs to the condition prior to installation thereof, ordinary wear and tear excepted. If Tenant does not perform such work within such ten (10) day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within thirty (30) days after request therefor. The provisions of this Section 43.3 shall survive expiration or earlier termination of the Lease.

44.    BUILDING SIGNAGE. If Tivo, Inc. a Delaware corporation, any Permitted Transferee or any other approved assignee hereunder leases one hundred percent (100%) of any Building, then Tenant shall have the exclusive right to signage at the same location and size on top of such Building (identifying Tenant, any Permitted Transferee or any other approved Transferee hereunder that occupies at least fifty percent (50%) of such Building) (collectively, the “Building Signage”).  In the event Tivo, Inc., a Delaware corporation or a Permitted Transferee

Exhibit D, Page 14

or an approved assignee leases less than one hundred percent (100%) but more than twenty five percent (25%) of either such Building, or if any of the foregoing or other approved Transferee occupies less than fifty percent (50%) but more than twenty five percent (25%) of either such Building, Tenant shall continue to have the right to have the applicable Building Signage (identifying Tenant, any Permitted Transferee or any other approved Transferee hereunder) but on a non-exclusive basis only.  Tenant shall maintain the Building Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant.  Maintenance shall include, without limitation, cleaning and, if the Building Signage is illuminated, relamping at reasonable intervals.  Tenant shall be responsible for any electrical energy used in connection with the Building Signage, if applicable.  Upon expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) any of the conditions for the Building Signage are no longer satisfied, then Tenant’s rights granted herein (or such rights for which the conditions are no longer satisfied, as applicable)will terminate and Tenant shall, at its cost, remove the applicable Building Signage and restore the affected portion of the Buildings to the condition prior to the installation thereof (ordinary wear and tear excepted).  If Tenant fails to remove the Building Signage and repair the Buildings in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Buildings and the Buildings to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with the Lease, without further notice from Landlord notwithstanding anything to the contrary contained in the Lease.  Tenant shall pay all costs and expenses for such removal and restoration within five (5) days following delivery of an invoice therefor.

45.    GENERATOR.

45.1    Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, which shall not be unreasonably withheld or delayed, shall have the right to install, a supplemental generator (each a “Generator”) and an above ground fuel tank (each a “Tank”) at each Building to provide emergency additional electrical capacity to such Building during the Term. Tenant's plans for each Generator and Tank shall include a secondary containment system to protect against and contain any release of Hazardous Materials. Each Generator and Tank shall be placed at the locations outlined on Exhibit F to the Lease or at such other location in the Project as Landlord may reasonably approve (the “Generator Area”). Notwithstanding the foregoing, Tenant's right to install each Generator and Tank shall be subject to Landlord's approval of the manner in which each such Generator and Tank is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from each such Generator to each Building and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of each such Generator, including, without limitation, any necessary two (2) hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of each Generator and Tank and to minimize any adverse effect that the installation of each such Generator and Tank may have on the appearance of the Project. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing each Generator and Tank. Tenant shall not install or operate any Generator or Tank until Tenant has obtained and

Exhibit D, Page 15

submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of such Generator and Tank. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of each Generator and Tank.

45.2    Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of each Generator and Tank shall in no way damage any portion of the Project. To the maximum extent permitted by Laws, each Generator and Tank and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if any Generator, Tank or appurtenances/installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Project in connection with the installation, maintenance, operation or removal of any Generator and, in accordance with the terms of Section 10 of this Lease, to indemnify, defend and hold Landlord and the Landlord Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by Laws), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the installation, maintenance, operation or removal of each Generator and Tank, including, without limitation, any environmental and Hazardous Materials claims. If the installation or use of any Generator, Tank and/or appurtenances shall result in an increase in the amount of the premiums for Landlord’s insurance coverage for the Project, then Tenant shall be liable for the full amount of any such documented increase.

45.3    Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of each Generator and Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where each Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of any Generator or Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to maintain each Generator and Tank, including without limitation, any enclosure installed around each Generator and Tank in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding each Generator and Tank so as to keep such enclosure in good condition.

Exhibit D, Page 16

45.4    Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to each Generator and Tank and its surrounding area for the purpose of installing, repairing, maintaining and removing such Generator and Tank.

45.5    Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of each Generator and Tank, and each Generator, Tank and Generator Area are solely for the benefit of Tenant. All electricity generated by each Generator may only be consumed by Tenant in the Premises. Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

45.6    Tenant shall have no right to sublet the Generator Area or to assign its interest under this Section 45, except in connection with an assignment to a Permitted Transferee or other assignment of this Lease approved by Landlord pursuant to the terms and conditions of this Lease.

45.6    Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide business judgment, that either Generator, Tank and/or any appurtenances in connection therewith interfere with the operations of the Project or the operations of any of the occupants of the Project, then Tenant shall, upon notice from Landlord, cease any further operation of either Generator and Tank until such interference is corrected to Landlord’s reasonable satisfaction

45.7    Tenant shall not be obligated to pay Landlord any additional Rent or fee for the use of the Generator Area.

46.    RIGHT OF FIRST OFFER ON 2100 BUILDING PREMISES.

(a)    In the event Tenant does not validly exercise Tenant’s Expansion Option as set forth in Section 41.4 above, and further provided that TiVo Inc., a Delaware corporation, has not assigned the Lease (other than to a Permitted Transferee) or sublet all or substantially all of the Premises for all or substantially all of the remaining Term (other than to a Permitted Transferee) (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and any Permitted Transferee which is an assignee of the Lease pursuant to Section 14.9 and shall not be transferable or exercisable for the benefit of any other Transferee), and provided Tenant is not in default under the Lease beyond any applicable notice and cure period at the time of exercise or at any time thereafter until the beginning of such offer Term, and subject to any and all rights of other tenants in the Project with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights) existing as of the date of this Lease, Tenant shall have a one-time right of first offer to lease the Building 2100 Premises.

(b)    Such right of first offer (i) may only be exercised during the Term of this Lease with respect to the Building 2100 Premises following the next to occur leasing of the Building 2100 Premises to any third party and following expiration or termination of such lease and (ii) may only be exercised with respect to all of the Building 2100 Premises. If the Building 2100 Premises becomes available, Landlord shall offer to lease such space to Tenant at the same rent

Exhibit D, Page 17

and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have five (5) business Days following receipt of Landlord’s offer with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such space. If Tenant exercises such right of first offer, the Building 2100 Premises shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Tenant fails so to exercise Tenant’s right of first offer within such five (5) business day period, Landlord may thereafter lease such space to other prospective tenants.

(c)    If Tenant does not lease the right of first offer space from Landlord when it is first offered to Tenant by Landlord, then this right of first offer shall terminate and Tenant shall have no further rights to lease the Building 2100 Premises.

47.    LETTER OF CREDIT. If required pursuant to Section 14.9 of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in an amount so that the total Security Deposit is equal to $1,500,000.00. Alternatively, Tenant may, at Tenant’s election, deliver a Letter of Credit in the amount of $1,500,000.00 in accordance with the terms of this Section 47 (in which event, Landlord shall promptly return the cash Security Deposit referenced in the Basic Lease Information of this Lease to Tenant following receipt of such Letter of Credit). The following terms and conditions shall apply to the Letter of Credit:

47.1    The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section and shall otherwise be in the form attached hereto as Exhibit J or such other form as reasonably approved by Landlord. Landlord hereby approves Bank of America, N.A., as the issuer of the Letter of Credit.

47.2    The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two (2) months subsequent to the Expiration Date or, if applicable, Early Expiration Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

47.3    Landlord, or its then authorized representative, upon Tenant’s failure to comply with one or more provisions of the Lease, or as otherwise specifically agreed by Landlord and

Exhibit D, Page 18

Tenant pursuant to the Lease or any amendment thereof, without prejudice to any other remedy provided in the Lease or by applicable regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 47.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Section 47 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 47. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord's (or Landlord’s then authorized representative’s) certification set forth in Exhibit J.

47.4    Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent or other amounts payable by Tenant under the Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of the Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default. Provided Tenant has performed all of its obligations under the Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any guarantor by any of Tenant's or guarantor's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

47.5    If, as result of any application or use by Landlord of all or any part of the Letter of Credit in accordance with this Lease, the amount of the Letter of Credit shall be less than the amount set forth in this Section 47, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section 47), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 47, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute an incurable Event of Default by Tenant. Promptly following Landlord’s receipt of such additional letter(s) of credit or replacement letter of credit that comply with the requirements of this Article 47, Landlord shall return any unapplied cash proceeds then held by Landlord. Tenant further covenants and warrants that it will neither assign

Exhibit D, Page 19

nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

47.6    Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all of its interest in and to the Letter of Credit to another party, person or entity as part of any assignment by Landlord of its rights and interests in and to this Lease, including to Landlord's mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor, Landlord shall remain liable to Tenant, however, for the refund of any prior withdrawals from the Letter of Credit as and to the extent such refund is required under this Lease or Applicable Law, but only to the extent that such refundable amount has not been transferred to the Landlord’s successor in interest. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

47.7    If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be reasonably approved by Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Section 4 of the Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all reasonable attorneys' fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

47.8    Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all

Exhibit D, Page 20

rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 47 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any other Tenant’s Representatives, including any damages Landlord suffers following termination of the Lease.
47.9    Notwithstanding anything to the contrary contained in the Lease, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute Letter of Credit that satisfies the requirements of the Lease hereby from a financial institution acceptable to Landlord, in Landlord’s sole discretion.

47.10    Provided that, during the twelve (12) month period immediately preceding the effective date of any reduction of the Letter of Credit, no Event of Default has occurred under this Lease (the “LC Reduction Conditions ”), commencing after the expiration of the thirtieth (30th) month of the Lease Term, Tenant may reduce the amount of the Letter of Credit so that the reduced Letter of Credit Amounts will be as follows: (a) $1,043,600.00 effective as of the expiration of the thirtieth (30th)month of the Lease Term; (b) $834,880.00 effective as of the expiration of the forty-second (42nd) month of the Lease term; (c) $626,160.00 effective as of the expiration of fifty-fourth (54th) month of the Lease Term; (d) $417,440.00 effective as of the expiration of sixty-sixth (66th) month of the Lease Term, and (e) $208,720.00 effective as of the expiration of the seventy-eighth (78th) month of the Lease Term. In no event shall the Security Deposit (or the amount of the Letter of Credit) be less than $208,720.00. If Tenant is not entitled to reduce the Letter of Credit amount as of a particular reduction effective date due to Tenant’s failure to satisfy the LC Reduction Conditions described above, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the LC Reduction Conditions necessary for such earlier reduction. Any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit D, Page 21

EXHIBIT E

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

FORM OF NON-DISTURBANCE, SUBORDINATION AND
ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
WELLS FARGO BANK, NATIONAL ASSOCIATION
Commercial Real Estate Loan Administration
600 California Street, 17th Floor
San Francisco, California 94108

Attention: ________
Loan No. _________

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF
LEASE ASSIGNMENT, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease To Security Instrument)
NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.
THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made effective as of _____________, by and between ECI FOUR GOLD STREET LLC a Delaware limited liability company (“Owner” or “Landlord”), TIVO INC., a Delaware corporation (“Tenant”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

Exhibit E, Page 1
Initials

R E C I T A L S

A.
Pursuant to the terms and provisions of an unrecorded lease dated ________, 2016 (“Lease”), Tenant holds a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.
Owner has executed a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Security Instrument”) securing, among other things, a Promissory Note secured by Deed of Trust (“Note”) in the principal sum of _______ Dollars ($_________), dated _______________, in favor of Lender, evidencing a loan in that amount (“Loan”). The Security Instrument has been recorded prior to the date of this Agreement or is to be recorded concurrently herewith.

C.
As a condition to making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Owner and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.
NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Owner and Tenant hereby agree that:
1.1    Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease on and subject to the terms and conditions of this Agreement;
1.2    Subordination. Lender would not make the Loan without this agreement to subordinate; and
1.3    Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

Exhibit E, Page 2

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender that:
1.4    Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;
1.5    Subordination. Tenant intentionally and unconditionally subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this subordination.
2.ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Landlord in favor of Lender.
3.ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:
3.1    Modification, Termination and Cancellation. Without Lender’s prior written consent: (a) Tenant will not enter into any modification or amendment of the Lease, (b) Tenant will not enter into an early termination or cancellation of the Lease (in whole or in part), and Tenant will not make any payment to Landlord in consideration of any such modification, amendment, termination or cancellation of the Lease;
3.2    Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Landlord of any default by Landlord under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth in the Lease and Tenant will not pursue any remedies by reason of such default by Landlord if Lender cures such default within the time period provided in the Lease for the cure thereof by Landlord (or any longer cure period provided to Lender under the Lease); provided, however, that if such default cannot with diligence be cured by Lender within such period, the commencement of action by Lender within such period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence to completion;
3.3    No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease with the understanding that the payment of any installments of Additional Rent, including estimated payments of Operating Expenses made by Tenant pursuant to the Lease shall not be deemed payments of advance rent; and
3.4    Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Landlord to collect rents, as provided in

Exhibit E, Page 3

the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Landlord is in default under the Loan and/or the Security Instrument. Owner by its execution hereof authorizes Tenant to accept notice from Lender and pay any amounts payable under the Lease directly to Lender and waives all claims against Tenant for any such amounts so paid at Lender’s direction. Tenant may conclusively rely on any written notice provided to Tenant by Lender notwithstanding any claims by Owner contesting the validity of any term or condition of such notice, including, any default claimed by Lender, and Tenant shall have no duty to inquire into the validity or circumstances underlying any such notice.
4.ATTORNMENT. In the event of a foreclosure under the Security Instrument, or if the interests of Owner shall be transferred to and/or owned by Lender for any reason, Owner, Lender and Tenant agree for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Landlord’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:
4.1    Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to, and in accordance with, the terms of the Lease for the duration of the term of the Lease from and after Lender’s succeeding to Landlord’s interest in the Lease;
4.2    Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Landlord’s interest in the Lease and giving written notice thereof to Tenant;
4.3    No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease prior to Lender succeeding to Landlord’s interest in the Lease (other than those matters for which Tenant has given to Lender written notice and an opportunity to cure under Section 3.2 of this Agreement, and which continue beyond the date of Lender's succession to ownership), nor for the return of any sums which Tenant may have paid to Landlord under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Lender; and
4.4    Subsequent Transfer. If Lender, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any further transfer of Landlord’s interest by Lender, all of such obligations arising after such further transfer shall terminate and be released as to Lender.
5.NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, or if the interests of Owner shall be transferred to and/or owned by Lender for any reason, so long as there shall then exist no material breach, default, or event of default (beyond any applicable notice and cure period) on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease

Exhibit E, Page 4

subject to the terms and provisions of the Lease (including the obligation to disburse the Improvement Allowance referenced in the Lease), except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal to purchase with respect to the Property.

6.	MISCELLANEOUS.
6.1    Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Owner under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Owner or others.
6.2    Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Owner:	ECI Four Gold Street LLC c/o Embarcadero Capital Partners LLC 1301 Shoreway Road, Suite 250 Belmont, California 94002-4151 Attention: John Hamilton
Tenant:	TiVo Inc. 2160 Gold Street San Jose, CA 95002
Lender:	Wells Fargo Bank, National Association Commercial Real Estate Loan Administration 600 California Street, 17th Floor San Francisco, CA 94108 Attention: _______ Loan #: _________

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

Exhibit E, Page 5

6.3    Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.
6.4    Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.
6.5    Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
6.6    Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[SIGNATURES FOLLOW ON NEXT PAGE]

Exhibit E, Page 6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.
IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

OWNER

ECI FOUR GOLD STREET LLC,
a Delaware limited liability company

By: ECI Four GRE Gold Street LLC,
a Delaware limited liability company,
sole member

By: Embarcadero Capital Investors Four LP,
   a Delaware limited partnership,
   managing member

By: ECP Four LLC,
   a Delaware limited liability company,
   general partner

       By:________________________________
               John Hamilton, Manager

LENDER WELLS FARGO BANK, NATIONAL ASSOCIATION By: ________________________________________ Name: ________________________________________ Title: ________________________________________

Exhibit E, Page 7

TENANT
TIVO INC., a Delaware corporation

By: Name: Title:

[ALL SIGNATURES MUST BE ACKNOWLEDGED]

Exhibit E, Page 8

DESCRIPTION OF PROPERTY
EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Attornment and Non-Disturbance Agreement dated as of    , 2016, executed by ECI Four Gold Street LLC, a Delaware limited liability company, as “Owner” or “Landlord”, TIVO INC., as “Tenant”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.
All the certain real property located in the City of San Jose, County of Santa Clara, State of California, described as follows:
PARCEL ONE:
PARCEL 2, AS SHOWN ON THAT CERTAIN PARCEL MAP RECORDED SEPTEMBER 29, 1998 IN BOOK 708 OF MAPS, PAGES 33, 34, 35, 36 AND 37, SANTA CLARA COUNTY RECORDS.
ALSO, THE PARCEL OF LAND DESCRIBED IN THE DIRECTOR'S DEED BY THE STATE OF CALIFORNIA TO WIX/NSJ REAL ESTATE LIMITED PARTNERSHIP, RECORDED DECEMBER 23, 1999 AS INSTRUMENT NO. 15100977, OFFICIAL RECORDS.
ALSO, THE PARCEL OF LAND DESCRIBED IN THE DIRECTOR'S DEED BY THE STATE OF CALIFORNIA TO WIX/NSJ REAL ESTATE LIMITED PARTNERSHIP, RECORDED DECEMBER 23, 1999 AS INSTRUMENT NO. 15100978, OFFICIAL RECORDS.
PARCEL TWO:
PARCEL C AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON SEPTEMBER 29, 1998 IN BOOK 708 OF MAPS, PAGES 33-37 AND THAT PARCEL OF LAND AS CONVEYED IN THAT CERTAIN DOCUMENT RECORDED APRIL 10, 2000 INSTRUMENT NO. 15208783" FILED FOR RECORD IN THE OFFICE OF THE RECORDER FOR THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 20, 2003 IN BOOK 757, PAGES 46, 47 AND 48, RECORDS OF SANTA CLARA COUNTY.
PARCEL THREE:
PARCEL A AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON SEPTEMBER 29, 1998 IN BOOK 708 OF MAPS, PAGES 33-37 AND THAT PARCEL OF LAND AS CONVEYED IN THAT CERTAIN DOCUMENT RECORDED APRIL 10, 2000 INSTRUMENT NO. 15208783" FILED FOR RECORD IN THE OFFICE OF THE RECORDER FOR THE COUNTY OF SANTA CLARA, STATE OF

Exhibit E, Page 9

CALIFORNIA ON JANUARY 20, 2003 IN BOOK 757, PAGES 46, 47 AND 48, RECORDS OF SANTA CLARA COUNTY.
PARCEL FOUR:
PARCEL B AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON SEPTEMBER 29, 1998 IN BOOK 708 OF MAPS, PAGES 33-37 AND THAT PARCEL OF LAND AS CONVEYED IN THAT CERTAIN DOCUMENT RECORDED APRIL 10, 2000 INSTRUMENT NO. 15208783" FILED FOR RECORD IN THE OFFICE OF THE RECORDER FOR THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 20, 2003 IN BOOK 757, PAGES 46, 47 AND 48, RECORDS OF SANTA CLARA COUNTY.
PARCEL FIVE:
EASEMENTS FOR CONSTRUCTION, MAINTENANCE, REPAIR, REPLACEMENT AND USE OF A STORM DRAINAGE SYSTEM, TOGETHER WITH THE RIGHT TO ENTER UPON CERTAIN ADJOINING LAND FOR SUCH PURPOSES, AND TEMPORARY EASEMENTS FOR CONSTRUCTION OF A STORM DRAINAGE SYSTEM, AS RESERVED TO TRANS COUNTY TRANSPORT, A CALIFORNIA CORPORATION, AND DESCRIBED IN THE GRANT DEED TO THE SANTA CLARA COUNTY TRANSIT DISTRICT RECORDED SEPTEMBER 4, 1997 AS INSTRUMENT NO. 13843161, AND IN THE GRANT OF EASEMENT BY SAID SANTA CLARA COUNTY TRANSIT DISTRICT RECORDED SEPTEMBER 4, 1997 AS INSTRUMENT NO. 13843162, OFFICIAL RECORDS.
PARCEL SIX:
NON-EXCLUSIVE EASEMENT FOR PRIVATE STORM DRAINAGE ("P.S.D.E.") AS SHOWN AND DELINEATED ON THAT CERTAIN MAP ENTITLED "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON SEPTEMBER 29, 1998 IN BOOK 708 OF MAPS, PAGES 33-37 AND THAT PARCEL OF LAND AS CONVEYED IN THAT CERTAIN DOCUMENT RECORDED APRIL 10, 2000 INSTRUMENT NO. 15208783" FILED FOR RECORD IN THE OFFICE OF THE RECORDER FOR THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 20, 2003 IN BOOK 757, PAGES 46, 47 AND 48, RECORDS OF SANTA CLARA COUNTY.
PARCEL SEVEN:
NON-EXCLUSIVE EASEMENT FOR PRIVATE SANITARY SEWER ("P.S.S.E.") AS SHOWN AND DELINEATED ON THAT CERTAIN MAP ENTITLED "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA

Exhibit E, Page 10

CLARA, STATE OF CALIFORNIA ON SEPTEMBER 29, 1998 IN BOOK 708 OF MAPS, PAGES 33-37 AND THAT PARCEL OF LAND AS CONVEYED IN THAT CERTAIN DOCUMENT RECORDED APRIL 10, 2000 INSTRUMENT NO. 15208783" FILED FOR RECORD IN THE OFFICE OF THE RECORDER FOR THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JANUARY 20, 2003 IN BOOK 757, PAGES 46, 47 AND 48, RECORDS OF SANTA CLARA COUNTY.
APN: 015-34-081 (Affects portion of Parcel One); 015-34-083 (Affects portion of Parcel One); 015-34-084 (Affects portion of Parcel One); 015-34-120 (Affects Parcel Three); 015-34-121 (Affects portion of Parcel Four); 015-34-122 (Affects portion of Parcel Four); 015-34-123 (Affects portion of Parcel Two) and 015-34-124 (Affects portion of Parcel Two)
ARBS: 015-34-022-04, 024, 024-05, 024-05-01, 024-06, 027, 027-01, 028, 028-01, 048, 049

Exhibit E, Page 11

STATE OF CALIFORNIA
COUNTY OF    SS.
On___________________ before me, (insert name and title of the officer), personally appeared______________________ , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal

Signature _______________________________
My commission expires ____________________________.

Exhibit E, Page 12

EXHIBIT F

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

FORM OF LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE
This LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE (the “Agreement”) is entered into as of ______________, 20__, by and among ECI FOUR GOLD STREET LLC, a Delaware limited liability company (“Landlord”), TIVO INC., a Delaware corporation (“Assignor”) and _____________________________ (“Assignee”).
RECITALS:

A.
Landlord, as landlord, and Assignor, as tenant, are parties to that certain lease dated ___________, 2016 (the “Lease”). Pursuant to the Lease, Landlord has leased to Assignor space currently containing approximately ______ rentable square feet (as more particularly described in the Lease, the “Premises”) in the buildings located at 2160 Gold Street, San Jose, California and 2190 Gold Street, San Jose, California (collectively, the “Buildings”). The Buildings are part of the project commonly known as Gold Street Technology Park (the “Project”).

B.	Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest in, to and under the Lease (the “Assignment”).

C.
Assignor and Assignee have entered into that certain agreement (“Assignment Agreement”) attached hereto as Exhibit A whereby Assignor assigned all of its right, title and interest in and to the Lease to Assignee and Assignor and Assignee have requested Landlord's consent to the Assignment and the Assignment Agreement.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

Exhibit F, Page 1
Initials

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

1.
Assignment Agreement; Assignment and Assumption. Assignor and Assignee hereby represent and warrant that: (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) the Assignment Agreement fully assigns all of Assignor's right, title and interest in the Lease to Assignee. Effective as of _________, 20__ (the “Effective Date”), Assignor assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease, including, without limitation, all interest in the Security Deposit, if any, as described in Section 4 of the Lease, previously delivered by Assignor to Landlord (the “Security Deposit”). As of the Effective Date, Assignee, for itself and its successors and assigns, assumes all of Assignor’s rights, title, and interest in, to and under the Lease and agrees to pay, perform, observe and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all rent, adjustments of rent and other additional charges payable pursuant to the terms of the Lease, which shall accrue from and after the Effective Date.

2.	Representations.

2.1
Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign to Assignee its entire right, title and interest in the Lease and with respect to the entire Security Deposit, if any; (ii) has not previously transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; and (iii) has full power and authority to enter into the Assignment and this Agreement.

2.2
Assignee hereby represents and warrants that Assignee (i) has full power and authority to assume all of Assignor’s right, title and interest in, to and under the Lease, including the entire Security Deposit, if any; and (ii) has full power and authority to enter into the Assignment and this Agreement.

3.
No Release. Nothing contained in the Assignment or other provisions of this Agreement shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. In no event shall the Assignment or the other provisions of this Agreement be construed as granting or conferring upon the Assignor or the Assignee any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect.

4.	Costs and Expenses. Pursuant to Section 14.5 of the Lease, Assignor shall reimburse Landlord for all costs and expenses, including reasonable attorneys’ fees (which attorneys’

Exhibit F, Page 2

fees shall not to exceed $7,500.00), incurred by Landlord in preparing this Agreement. Such costs and expenses shall be paid to Landlord, as Additional Rent under the Lease, within ten (10) days following Landlord’s demand therefor.

5.
Landlord’s Consent. In reliance upon the agreements and representations contained in this Agreement, Landlord hereby consents to the Assignment. This Agreement shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord's consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the Lease.

6.
Notice Address. Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease. From and after the Effective Date, notices to Assignor shall be served at the following address: _____________________________________; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Assignor at the address(es) provided in, and in accordance with the terms of, the Lease.

7.
No Modifications. None of the terms in this Agreement may be modified unless in writing and signed by all parties to this Agreement. Nothing contained in this Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

8.
Authority. Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Assignee hereby represents and warrants that neither Assignee, nor any persons or entities holding any legal or beneficial interest whatsoever in Assignee, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Assignee.

9.
Financial Statements and Credit Reports. Notwithstanding anything to the contrary contained in the Lease, and in addition to the terms and conditions of the Lease, at Landlord’s request, Assignee shall deliver to Landlord a copy, certified by an officer of Assignee as being a true and correct copy, of Assignee’s most recent audited financial statement, or, if unaudited, certified by Assignee’s chief financial officer as being true, complete and correct in all material respects. Assignee hereby authorizes Landlord to

Exhibit F, Page 3

obtain one or more credit reports on Assignee at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

10.
Hazardous Materials. Assignee shall protect, defend, indemnify and hold each and all of Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Assignee to fully comply with all applicable environmental laws, rules, statues, ordinances and/or codes, and/or the presence, handling, use or disposition in or from the Premises of any hazardous materials by Assignee or any of Assignee’s employees, agents, invitees, or contractors (even though permissible under all applicable environmental laws, rules, statues, ordinances and/or codes and/or the provisions of the Lease, as amended), or by reason of any actual or asserted failure of Assignee to keep, observe, or perform any provision of the Lease.

11.
Counterparts. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

12.
Brokers. Assignee and Assignor each hereby represents to Landlord that it has dealt with no broker in connection with this Agreement. Assignee agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, investors, managers, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Assignee and/or Assignor, as the case may be, in connection with this Agreement.

13.
Limitation of Landlord’s Liability. Redress for any claim against Landlord under the Lease, as the same may be amended from time to time, shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Project. The obligations of Landlord under the Lease, as amended, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and Landlord shall not be liable to Assignee and/or Assignor hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

Exhibit F, Page 4

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Agreement on the day and year first above written.

LANDLORD:	ASSIGNOR:

ECI FOUR GOLD STREET LLC,
a Delaware limited liability company

By: ECI Four GRE Gold Street LLC,
a Delaware limited liability company, sole member

By: Embarcadero Capital Investors Four LP, a Delaware limited partnership, managing member

By: ECP Four LLC,
a Delaware limited liability company, general partner

By:    DO NOT SIGN
               John Hamilton, manager
TIVO INC., a Delaware corporation
By: DO NOT SIGN Name: ___________________________
Title: ____________________________ Dated: ______________________, 2016

ASSIGNEE:

_______________________________, a _______________________________

By: DO NOT SIGN Name: _____________________________ Title: _____________________________ Dated: ______________________, 2016

Exhibit F, Page 5

EXHIBIT A - COPY OF ASSIGNMENT AGREEMENT

attached to and made a part of the Agreement dated ________________, 20__, between ECI FOUR GOLD STREET LLC, a Delaware limited liability company, as Landlord, TIVO INC., a Delaware corporation, as Assignor and
___________________________________________________, as Assignee

Exhibit F, Page 6

EXHIBIT F-1

ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

FORM OF LANDLORD CONSENT TO SUBLEASE

LANDLORD CONSENT TO SUBLEASE
THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of ___________, ______, by and among ECI FOUR GOLD STREET LLC, a Delaware limited liability company (“Landlord”), TIVO INC., a Delaware corporation (“Sublandlord”), and ______________________________________ (“Subtenant”).
RECITALS:

A.
Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated _______________, 2016 (as the same may have been amended, the “Lease”), pursuant to which Landlord has leased to Sublandlord certain premises (as more particularly described in the Lease, the “Premises”) in the buildings located at 2160 Gold Street, San Jose, California and 2190 Gold Street, San Jose, California (collectively, the “Buildings”). The Buildings are part of the project commonly known as Gold Street Technology Park (the “Project”).

B.
Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated as of _________________ attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: ______________ San Jose, California, comprising approximately ___________ rentable square feet (the “Sublet Premises”) constituting all or a part of the Premises.

C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

Exhibit F-1, Page 1
Initials

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.
Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.
Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.
Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations. Notwithstanding the foregoing, to the extent the same is legally permissible, Sublandlord may satisfy such insurance obligation for itself and on behalf of Subtenant.

4.
No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all Rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.
Costs and Expenses. Pursuant to Section 14.5 of the Lease, Sublandlord shall reimburse Landlord for all costs and expenses, including reasonable attorneys’ fees (which attorneys’ fees shall not to exceed $7,500.00), incurred by Landlord in preparing this Consent Agreement. Such costs and expenses shall be paid to Landlord, as Additional Rent under the Lease, within thirty (30) days following Landlord’s written demand therefor.

6.
No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which

Exhibit F-1, Page 2

Landlord may withhold in its sole discretion.

7.
Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Base Rent, are incorporated into the Sublease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord's prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

8.
Parking. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as Additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.
Attornment. If the Lease or Sublandlord's right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord and subject to Landlord’s (and any Landlord mortgagee’s, if required) execution and delivery of a commercially reasonable non-disturbance agreement, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one (1) month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord; (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease; or (f) liable for the

Exhibit F-1, Page 3

payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. It is all parties' expressed intent that, should the Lease terminate for any reason whatsoever, including the voluntary surrender of same by Sublandlord and the acceptance thereof by Landlord, then the Sublease shall terminate. This provision is entered into with full knowledge of the case of Buttner v. Kasser (1912) 19 Cal.App. 755, and it is the parties' express intent that the holding of Buttner and similar cases shall not apply to the Sublease. The terms of this Section 9 supersede any contrary provisions in the Sublease.

10.
Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.
Excess Rent. In addition to all Rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the Transfer Consideration (as defined in Section 14.3 of the Lease) to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.
Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: ______________________________________; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.
Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Sublandlord and Subtenant hereby represent and warrant that neither Sublandlord nor Subtenant, nor any persons or entities holding any legal or beneficial

Exhibit F-1, Page 4

interest whatsoever in Sublandlord and Subtenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Sublandlord and Subtenant.

14.
CASp. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Subtenant that as of the date of this Consent, the Sublet Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Sublet Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

15.
Limitation of Landlord’s Liability. Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Project. The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and Landlord shall not be liable to Sublandlord and/or Subtenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

[SIGNATURE PAGE FOLLOWS]

Exhibit F-1, Page 5

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:

ECI FOUR GOLD STREET LLC,
a Delaware limited liability company

By: ECI Four GRE Gold Street LLC,
   a Delaware limited liability company, sole member

By: Embarcadero Capital Investors Four LP,
   a Delaware limited partnership, managing member

By: ECP Four LLC,
   a Delaware limited liability company, general partner

By:               DO NOT SIGN
               John Hamilton, manager

SUBLANDLORD:
TIVO INC., a Delaware corporation By: DO NOT SIGN Name: _____________________________ Title: _____________________________ Dated: _____________________________
SUBTENANT:

_________________________________________________________________________________

By:    DO NOT SIGN
Name: _____________________________
Title: _____________________________
Dated: _____________________________

Exhibit F-1, Page 6

EXHIBIT A - SUBLEASE AGREEMENT

attached to and made a part of the Consent Agreement dated as of __________, 20__
between ECI FOUR GOLD STREET LLC, a Delaware limited liability company, as Landlord, TIVO INC., a Delaware corporation, as Sublandlord and __________________________________, a _______________, as Subtenant

Exhibit F-1, Page 7

EXHIBIT G-1
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)
TENANT CONFIDENTIALITY REQUIREMENTS
1.    “Confidential Information” means non-public technical, business and other information and materials of a party (“Discloser”) or its affiliates that may be disclosed or otherwise made available to the other party (“Recipient”) or its agents, employees or contractors (whether directly or indirectly) or may be seen or otherwise discovered in the Project by a Recipient or its agents, employees or contractors, in any form, that: (i) are marked or identified as confidential or proprietary; or (ii) would otherwise reasonably be considered to be confidential. Subject to the terms of Section 3(a) below, any information or materials that relate to a Discloser’s products (including pricing, product roadmaps, license keys, strategic marketing plans and source code) will be considered Discloser’s Confidential Information, whether or not marked as such.
2.    Each Recipient will:
(a)    hold the Discloser’s Confidential Information in confidence and not disclose such Confidential Information to any third party (except as otherwise expressly permitted herein);
(b)    not use the Confidential Information for any purpose (except as otherwise expressly permitted herein); and
(c)    take reasonable precautions (at least equivalent to those the Recipient takes with respect to its own similar information) to prevent unauthorized disclosure or use of Discloser’s Confidential Information.
3.    (a)    A Recipient’s obligations under this exhibit will not apply to any of Discloser’s Confidential Information to the extent it (i) is now, or subsequently becomes, available to the public through no wrongful act or omission of the Recipient or its employees, agents or contractors; (ii) was in the possession of Recipient or its employees, agents or contractors before receipt or discovery, as applicable; or (iv) is disclosed to Recipient or its employees, agents or contractors by a third party who had the lawful right to disclose such information.
(b)    A Recipient may disclose Confidential Information of the Discloser to the extent required by applicable law, rule or regulation (including, without limitation, pursuant to a request to disclose the Confidential Information under the terms of a subpoena or other court

Exhibit G-1, Page 1
Initials

order), provided that Recipient gives the Discloser reasonable advance written notice (to the extent permitted by law, rule or regulation) of any such required disclosure and will limit the scope of such disclosure to the minimum required by the law or regulation.
     (c)    Discloser agrees to use at least a reasonable degree of care to safeguard Discloser’s Confidential Information.
(d)    All of a Discloser’s Confidential Information will remain the property of the Discloser.
4.    Regardless of any expiration or termination of the Lease, each Recipient must meet its obligations with respect to Confidential Information of the Discloser under the Lease for two (2) years after receipt of that Confidential Information. Upon Discloser’s request, each Recipient will promptly notify the Discloser if it or its agents, employees or contractors have obtained any of the Discloser’s Confidential Information and, upon request, promptly return to the Discloser or, at the Discloser’s option, destroy (or in the case of electronic data, use commercially reasonable efforts to delete or render practicably inaccessible) the Discloser’s Confidential Information

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit G-1, Page 2

EXHIBIT G-2
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)
FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT TO BE SIGNED BY ALL LANDLORD PERSONNEL LANDLORD PARTIES WITH ACCESS TO THE PREMISES
As you are present on the TiVo campus, you may see, hear or learn about matters which TiVo considers to be confidential information. TiVo’s confidential information is important to TiVo, so TiVo asks for your cooperation by agreeing to treat the information about TiVo acquired during your visit according to the restrictions below:
You will not discuss, disclose or use TiVo’s confidential information (provided that TiVo’s confidential information shall expressly exclude information that (i) is now, or subsequently becomes, available to the public through no wrongful act or omission by you; (ii) was in your possession before receipt or discovery thereof; or (iv) is disclosed to you by a third party who had the lawful right to disclose such information). Nothing herein shall be deemed to prohibit your disclosure of TiVo’s confidential information if required by applicable law, rule or regulation (including, without limitation, pursuant to a request to disclose the confidential information under the terms of a subpoena or other court order).
You understand that all TiVo confidential information will remain the property of TiVo, Inc.
You will not copy, photograph or record any TiVo information which may be made available during your visit unless expressly permitted by an authorized TiVo representative.
You will not remove or take any property belonging to TiVo from TiVo’s campus that was not given to you by an authorized TiVo representative, except as otherwise expressly permitted by the terms and conditions of TiVo’s lease of the Premises.
You are not restricted by the export control laws of the United States or the European Union to access, use or receive U.S. origin technology.
If you become aware of any material non-public information (“MNPI”) regarding TiVo, you will not use any MNPI to buy, sell or trade in any TiVo securities, disclose MNPI to third parties or otherwise violate any federal or state securities laws with respect thereto.

Exhibit G-2, Page 1
Initials

Your signature below affirms your agreement:
________________________________________________
Please sign here.
________________________________________________
Please print your name here.
_________________________________________________
Date

Exhibit G-2, Page 2

EXHIBIT H
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

PERMITTED HAZARDOUS MATERIALS

•	Miscellaneous Facility Maintenance materials – less than six (6) gallons total (this includes Windex, lubricants, Locrite, WD-40, GooBeGone, General Purpose Cleaner and building touch up paints).

•	Engineering Lab Upstairs – four (4) gallons of isopropanol alcohol

•	Miscellaneous Janitorial – all buildings less than five (5) gallons

•	Under four (4) ounces of lead solder
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit H, Page 1
Initials

EXHIBIT I
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

BUILDING 2100 PREMISES

Exhibit I, Page 1
Initials

EXHIBIT J
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

FORM OF LETTER OF CREDIT
________________________
[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No. _____________________
Issuance Date:_____________
Expiration Date:___________
Applicant:________________

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]
_____________________________
_____________________________
_____________________________

With copies of all notices to Beneficiary
Also delivered to:

[TO BE PROVIDED]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.    An original copy of this Irrevocable Standby Letter of Credit.

Exhibit J, Page 1
Initials

2.
Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one (1) year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit by complying with items 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement and without signatory confirmation by your current lender or banker; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge by completing and delivering to us our Form of Transfer attached hereto as Exhibit A. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder. Any fees or charges that arise or accrue hereunder are for the account of Applicant and shall in no event be a condition to our honoring of your draw request.

Payment against presentations hereunder prior to 10:00 a.m. California time, on a business day shall be made by bank during normal business hours of the bank’s office on the next succeeding business day. Payment against presentations hereunder after 10:00 a.m. California time, on a business day shall be made by bank during normal business hours of the bank’s office on the second succeeding business day. For purposes hereof, business days shall mean calendar days other than weekends and legally recognized bank holidays.

All drafts must be marked “drawn under __________________ Standby Letter of Credit number ________.”
This Irrevocable Standby Letter of Credit is subject to the terms and conditions of the International Standby Practices (ISP 98).

Exhibit J, Page 2

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking which shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement, whether or not referred to herein.
All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ______________________________________________ to the attention of __________________________________.

Very truly yours,

________________________

[name]

[title]

Exhibit J, Page 3

EXHIBIT A TO EXHIBIT J
FORM OF TRANSFER

Exhibit J, Page 4

EXHIBIT K
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF AUGUST 12, 2016
BETWEEN
ECI FOUR GOLD STREET LLC, AS LANDLORD,
AND
TIVO INC., AS TENANT (“LEASE”)

EXISTING ROOFTOP EQUIPMENT
2190
Three 13’ satellite dishes: DH Satellite 3.9M PTD Antenna with AZ-EL mount W/C14F
Two Baird HD Penetrating mounts PXH-P-550X4-P
Baird HD Non Penetrating mount
Seven 12” Direct TV dishes on wood platform
3’ UHF Antenna on non-pen stand.
Emergency Alert Antenna 3’ tall
2160
Three 3’ UHF-VHF antennas- various stands
Fifteen 12” Direct TV dishes- non-penetrating stands
2100
N/A
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit K Page 1
Initials
Standard Gold Street Lease Form